     FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY   , 2000
                                            REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             I.T. TECHNOLOGY, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

           DELAWARE                             5961                            98-0200077
   (STATE OR JURISDICTION OF        (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)          IDENTIFICATION NUMBER)

                                34-36 PUNT ROAD
                                  WINDSOR 3181
                         MELBOURNE, VICTORIA AUSTRALIA
                              (011) 613 9533-7800
                        (ADDRESS AND TELEPHONE NUMBER OF
                          PRINCIPAL EXECUTIVE OFFICES
                        AND PRINCIPAL PLACE OF BUSINESS)
                     LEVI MOCHKIN, CHIEF EXECUTIVE OFFICER
                             I.T. TECHNOLOGY, INC.
                                34-36 PUNT ROAD
                                  WINDSOR 3181
                              MELBOURNE, VICTORIA
                                   AUSTRALIA
                              (011) 613 9533-7800
                      (NAME, ADDRESS AND TELEPHONE NUMBER
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:
                             BARRY L. BURTEN, ESQ.
                             ROBERT E. BRAUN, ESQ.
                     JEFFER, MANGELS, BUTLER & MARMARO LLP
                      2121 AVENUE OF THE STARS, 10TH FLOOR
                         LOS ANGELES, CALIFORNIA 90067
                                 (310) 203-8080
                               FAX (310) 203-0567
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

    If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
                                                           PROPOSED MAXIMUM        PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF           AMOUNT TO BE         OFFERING PRICE PER      AGGREGATE OFFERING          AMOUNT OF
 SECURITIES TO BE REGISTERED          REGISTERED               UNIT(1)                 PRICE(1)            REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001
  per share...................       5,000,000(2)               $5.00                $25,000,000              $6,600.00
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2) Includes the reoffer and resale of 500,000 shares of Common Stock held by Instanz Nominees Pty. Ltd.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             I.T. TECHNOLOGY, INC.

              CROSS REFERENCE SHEET FOR PROSPECTUS UNDER FORM SB-2

           FORM SB-2 ITEM NO. AND CAPTION                     CAPTION OR LOCATION IN PROSPECTUS
           ------------------------------                     ---------------------------------
 1.  Front of Registration Statement and Outside       Outside Front Cover Page; Cross Reference Sheet;
     Front Cover of Prospectus                         Outside Front Cover Page of Prospectus
 2.  Inside Front and Outside Back Cover Pages of      Inside front and Outside Back Cover Pages
     Prospectus
 3.  Summary Information and Risk Factors              Prospectus Summary; Risk Factors
 4.  Use of Proceeds                                   Use of Proceeds
 5.  Determination of Offering Price                   Cover Page; Risk Factors; Underwriting
 6.  Dilution                                          Dilution
 7.  Selling Security Holders                          Not Applicable
 8.  Plan of Distribution                              Inside Front Cover Page; Underwriting
 9.  Legal Proceedings                                 Business -- Legal Proceedings
10.  Directors, Executive Officers Promoters and       Management
     Control Person
11.  Security Ownership of Certain Beneficial Owners   Principal Shareholders; Management
     and Management
12.  Description of Securities                         Description of Securities
13.  Interest of Named Experts and Counsel             Legal Matters; Experts
14.  Disclosure of Commission Position on              Management -- Limitation of Liability;
     Indemnification for Securities Act Liabilities    Underwriting; Management -- Indemnification of
                                                       Officers and Directors
15.  Organization within Last Five Years               Business
16.  Description of Business                           Business
17.  Certain Relationships and Related Transactions    Certain Relationships and Related Transactions
18.  Market for Common Equity and Related Shareholder  Risk Factors; Dividend Policy; Description of
     Matters                                           Securities; Shares Eligible for Future Sale
19.  Executive Compensation                            Management -- Executive Compensation
20.  Financial Statements                              Financial Statements
21.  Changes in and Disagreements with Accountants on  Not Applicable
     Accounting and Financial Disclosure

       THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION DATED FEBRUARY   , 2000
                                   PROSPECTUS

                             UP TO 5,000,000 SHARES

                                     [LOGO]

                             I.T. TECHNOLOGY, INC.
                                  COMMON STOCK
                            ------------------------

    This Prospectus covers the offer of 5,000,000 shares of common stock (the "Shares") of I.T. Technology, Inc. (the "Company") in an initial public offering of which 4,500,000 Shares are being offered by the Company and the balance of 500,000 Shares by Instanz Nominees Pty. Ltd. ("Instanz") (collectively, the "Offering"). Helen Abeles, a director of the Company is an affiliate of Instanz. We must raise a minimum of $5,000,000, or sell at least 1,000,000 Shares, in order for this Offering to be effective. The offering price of the Shares is $5.00 per share.

    Through a qualified market maker, we have applied to have our common stock, $.001 par value per share (the "Common Stock"), approved for quotation on the
NASDAQ SmallCap Market under the symbol "     ." Prior to this Offering there
has not been a public market for our Common Stock, and we cannot be sure that an active and liquid trading market for our Common Stock will develop, or that investors will be able to sell their shares at or above the purchase price.

    For information on how to subscribe, call (    )               and ask for a
              representative. Sale of our Common Stock will only be made in connection with this Prospectus.

                                 MINIMUM         MAXIMUM                                  PROCEEDS TO   PROCEEDS TO
                                 SHARES          SHARES        PRICE TO       SELLING         US            US
                              OFFERED(1)(2)   OFFERED(1)(2)     PUBLIC      COMMISSIONS    (MINIMUM)     (MAXIMUM)
                              -------------   -------------   -----------   -----------   -----------   -----------
I.T. Technology, Inc........    1,000,000       4,500,000     $      5.00                    $             $
                                ---------       ---------     -----------    --------        ----          ----
Instanz Nominees Pty.
  Ltd.......................            0         500,000     $      5.00                    $             $
                                ---------       ---------     -----------    --------        ----          ----
                                1,000,000       5,000,000     $25,000,000                    $             $
                                ---------       ---------     -----------    --------        ----          ----

---------------
(1) We are offering these Shares on a "best efforts, minimum-maximum basis." Unless at least 1,000,000 Shares are sold, we will not sell any Shares. All proceeds received for the Offering will be deposited in an escrow account with Comerica Bank (the "Escrow Account"), and will not be released unless
    at least 1,000,000 Shares are sold on or before            , 2000 (which may
    be extended to , 2000 at our option). If we do not sell at least
    1,000,000 Shares that time, we will return the investment, with interest.

(2) Pursuant to the terms of an agreement between the Company and Instanz, the initial $5,000,000 of proceeds from the sale of Shares in this Offering shall be allocated to the Company, the next $2,500,000 shall be allocated to Instanz and the balance of the proceeds of up to $17,500,000 shall be allocated to the Company.

    SEE "RISK FACTORS" ON PAGES 4 TO 11 FOR FACTORS THAT YOU SHOULD CONSIDER BEFORE INVESTING IN THE SHARES OF OUR COMMON STOCK.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

    We have engaged               as underwriter to assist in the distribution
of the Shares, on a best efforts basis. If necessary,                will manage
the selected broker-dealers to assist in selling the Shares.

    We must receive an original stock order form together with full payment of $5.00 per share for all Shares for which subscription is made, at
by 4:00 p.m., Los Angeles time, on            , 2000. Subscription funds will be
placed in an Escrow Account with Comerica Bank-California and will earn interest from the date of receipt until completion or termination of the Offering. In the event that the minimum number of Shares required to be sold for the closing of this Offering or 1,000,000 Shares at $ 5.00 per share are not sold on or before 120 days after the effective date of this Offering (which may be extended until 150 days after the effective date of this Offering at the Company's sole discretion), the Offering will be terminated and all subscription funds held in the Escrow Account will be returned to investors with interest. In the event of an oversubscription, the shares of Common Stock will be allocated pro rata among the subscribers in this Offering, based on the amount of their respective subscriptions. The minimum purchase is 100 Shares. The purchase limitations described herein are subject to increase or decrease at our sole discretion.

                                  UNDERWRITER
                                          , 2000.

                             ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission, or SEC, a registration statement on Form SB-2 under the Securities Act of 1933, as amended, or the Securities Act, for the shares of our Common Stock being offered by this Prospectus. This Prospectus does not contain all of the information set forth in the registration statement and the exhibits. For further information about the Company and the Common Stock being offered, see the registration statement and the exhibits thereto. Statements contained in this Prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each of those statements being qualified in all respects by that reference. A copy of the registration statement and the exhibits may be inspected without charge at the SEC's offices at Judiciary Plaza, 450 Fifth Street, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Public Reference Room of the SEC, Washington, D.C. 20549 upon the payment of the fees prescribed by the SEC. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as us, that file electronically with the SEC. As a result of this Offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing audited financial statements and with quarterly reports for the first three quarters of each year containing unaudited interim financial information.

     No dealer, salesman or any other person has been authorized to give any information which is not contained in this Prospectus or to make any representation in connection with this Offering other than those which are contained in the Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company.

     This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities which are offered hereby to any person in any jurisdiction where such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implications that there has been no change in the affairs of the Company or the facts which are herein set forth since the date hereof.

     CERTAIN PERSONS PARTICIPATING IN THE OFFERINGS MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING OVER ALLOTMENT, ENTERING STABILIZATION BIDS, EFFECTING SYNDICATE COVERING TRANSACTIONS AND IMPOSING PENALTY BIDS.

     IN CONNECTION WITH THIS OFFERING, CERTAIN UNDERWRITERS MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMMON STOCK ON THE OTC BULLETIN BOARD IN ACCORDANCE WITH RULE 103 OF REGULATION M OF THE SECURITIES ACT.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Prospectus Summary..........................................
Risk Factors................................................
Forward-Looking Statements..................................
Use of Proceeds.............................................
Dividend Policy.............................................
Dilution....................................................
Capitalization..............................................
Selected Financial Data.....................................
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................
Business....................................................
Management..................................................
Principal and Selling Shareholders..........................
Certain Transactions........................................
Description of Capital Stock................................
Shares Eligible for Future Sale.............................
Underwriting................................................
Legal Matters...............................................
Experts.....................................................
Additional Information......................................
Index to Financial Statements...............................  F-1

                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this Prospectus. This summary does not contain all of the information that you should consider before investing in our Common Stock. You should read the entire Prospectus carefully, especially the risks of investing in our Common Stock discussed under "Risk Factors."

                                  THE COMPANY

     I.T. Technology, Inc. is a Delaware corporation formed on February 2, 1999 for the purpose of engaging in businesses related to the Internet, e-commerce and technology, directly and through acquiring a majority interest in Internet related and other technology companies. To date, the Company has acquired interests in Stampville.Com Inc., a New York corporation ("Stampville"). Stampville, incorporated in 1999, and which is in the process of developing its web-site at www.stampville.com, intends to specialize in the wholesale and Internet sale of philatelic memorabilia, including stamps and other collectibles. Stampville has commenced limited operations through the launch of two micro-sites, www.beegeesstamps.com and www.sheldonstamps.com at their Web-site. Stampville intends to launch its core Web-site plus additional micro-sites during the first six months of 2000. See "Research and Development -- Stampville -- Current Development Status." The Company is also actively seeking to identify other potential investments and acquisitions in the United States and abroad, although there can be no assurance that the Company will come to terms with or engage in a transaction with any such entity. References hereinafter to the "Company", "we" or "our" include I.T. Technology, Pty. Ltd. and Stampville unless the context indicates otherwise.

     Subject to the amount of proceeds raised by the Company in this Offering and the amount thereof which is actually invested in Stampville, the proposed business activities described herein may classify the Company as a "blank check" or "blind pool" entity. Many states have enacted statutes, rules, and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions.

     THERE CAN BE NO ASSURANCES GIVEN THAT THE COMPANY WILL BE ABLE TO SUCCESSFULLY LOCATE ANY ADDITIONAL ACQUISITION TARGET(S) OR CONSUMMATE ANY ADDITIONAL ACQUISITION(S). STATUTES, REGULATIONS, RULES AND THE POSITIONS OF REGULATORY AUTHORITIES HAVE BEEN BECOMING MORE ADVERSE AND RESTRICTIVE TOWARD SUCH ACQUISITIONS AND TOWARD "BLIND POOL" ENTITIES SUCH AS THE COMPANY.

                                  THE OFFERING

SHARES OF COMMON STOCK OFFERED IN THIS
  PROSPECTUS
  MINIMUM ....................................  1,000,000 shares(1)(2)
  MAXIMUM.....................................  5,000,000 shares(2)(3)(5)
TOTAL SHARES OF COMMON STOCK TO BE OUTSTANDING
  AFTER THE OFFERING
  MINIMUM.....................................  17,500,000 shares(1)(2)(4)
  MAXIMUM.....................................  21,000,000 shares(2)(4)(5)
USE OF PROCEEDS BY THE COMPANY(5)(6)..........  1. $6,250,000 to finance acquisition of a majority interest in Stampville;
                                                2. approximately $3,000,000 for working capital and
                                                other general purposes;
                                                3. approximately $463,000 will be used to payoff the
                                                balance due on the building housing the Company's
                                                executive offices located in Melbourne, Australia;
                                                and
                                                4. the remaining proceeds to finance other Internet
                                                or e-commerce acquisitions or ventures by the
                                                Company.
PROPOSED NASDAQ SMALLCAP SYMBOL...............  [               ]

---------------
(1) This Offering will be consummated with the sale of no less than 1,000,000 Shares of Common Stock (the "Minimum Subscription").

(2) [Does not include up to                Shares that underwriters may purchase
    from us if they exercise their over allotment option in full.]

(3) Includes the reoffer and resale of up to 500,000 Shares by Instanz which will occur after the Minimum Subscription is sold.

(4) Does not include the issuance of an additional 350,000 shares of Common Stock by the Company which is contingent upon the Company raising the Additional Stampville Investment. See "Compensation of Officers and Directors -- Employment Agreements -- Consulting Agreement with Mendel Mochkin."

(5) Assumes sale of all 5,000,000 Shares of Common Stock being offered.

(6) In the event the Minimum Subscription is sold, the initial $ 1,250,000 of proceeds would be invested in Stampville, the next $1,500,000 would be utilized to fund the Company's working capital requirements and, the remaining balance to finance other e-commerce or Internet acquisitions or ventures and/or additional investments in Stampville.

     Unless otherwise indicated, all information in this Prospectus assumes (1) no exercise of the over allotment option granted to the underwriters, and (2) an initial public offering price of $5.00 per share.

                                  RISK FACTORS

     INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK AND COULD RESULT IN A LOSS OF YOUR ENTIRE INVESTMENT. SEE "RISK FACTORS" FOR A DISCUSSION OF VARIOUS RISKS ASSOCIATED WITH AN INVESTMENT IN OUR COMMON STOCK.

                   SUMMARY CONSOLIDATED FINANCIAL, PRO FORMA
                               AND OPERATING DATA

     The summary information set forth below is derived from and should be read in conjunction with the financial statements of the Company, including the notes thereto, appearing elsewhere in this Prospectus.

                                                            FEBRUARY 2, 1999 (INCEPTION)
                                                             THROUGH SEPTEMBER 30, 1999
                                                      -----------------------------------------
                                                                            PRO FORMA(1)
                                                                     --------------------------
                                                        ACTUAL         MINIMUM        MAXIMUM
                                                      -----------    -----------    -----------
SELECTED STATEMENT OF OPERATIONS DATA:
Revenues............................................  $        --    $        --    $        --
Net loss............................................  $  (107,708)   $  (127,199)   $(2,826,250)
Net loss per share..................................  $      (.01)   $     (0.01)   $     (0.13)
Weighted average number of shares outstanding.......   10,157,292     17,500,000     21,350,000

                                                                  SEPTEMBER 30, 1999
                                                              --------------------------
                                                                        (000S)
                                                                         PRO FORMA(1)
                                                                       -----------------
                                                              ACTUAL   MINIMUM   MAXIMUM
                                                              ------   -------   -------
SELECTED BALANCE SHEET DATA:
Working capital.............................................  $   91   $5,031    $24,668
Total assets................................................   1,121    8,562     29,709
Total liabilities...........................................     598      598        145
Accumulated deficit.........................................    (108)    (108)    (1,853)
Stockholders' equity........................................  $  524   $7,964    $25,741

---------------
(1) Gives effect to the sale of the Common Stock offered hereby and the application of the estimated net proceeds therefrom. See "Use of Proceeds" and "Pro Forma Financial Statements."

                                  RISK FACTORS

     An investment in our Common Stock involves a high degree of risk. You should consider carefully the following information about these risks before buying shares of Common Stock. The risks described below are not the only ones facing our Company. Additional risks may impair our business operations. If any of the following risks occur, our business, results of operations or financial condition could be adversely affected. In that case, the trading price of our Common Stock could decline, and you may lose all or part of your investment. You should also refer to the other information contained in this Prospectus, including our financial statements and the notes to those statements.

                         RISKS RELATED TO OUR BUSINESS

NO OPERATING HISTORY.

     The Company is a recently formed entity without any operating history. In addition, Stampville is also a recently formed entity and has no operating history. There can be no assurance that the Company will be able to successfully operate its proposed business, or that Stampville will be able to execute its business plan.

DEPENDENCE ON NET PROCEEDS OF THIS OFFERING.

     The Company has very limited resources and is dependent on the net proceeds of this Offering to implement its plan of operation. Although the Company anticipates that the maximum net proceeds of this Offering will enable it to fund its acquisition of interests in Stampville, as well as other potential investments and acquisitions in Australia and the United States, unless at least $12,250,000 is raised in this Offering, there can be no assurance that the proceeds from this Offering will be sufficient to finance the Company's business plans. Included in such proceeds from this Offering will be $2,500,000 from the sale of shares by a shareholder, Instanz, which will not benefit the Company. See "Use Of Proceeds." If the Company's plans change, its assumptions prove to be inaccurate or the capital resources available to the Company otherwise prove to be insufficient to implement its plan of operation (as a result of unanticipated expenses, problems, or otherwise), the Company could be required to seek additional financing or may be required to limit its business activities. There can be no assurance that the Company will be able to obtain any additional financing or if any financing is available to the Company it will be on terms and conditions acceptable to the Company.

CONCENTRATION OF AND RELIANCE ON MANAGEMENT; KEY PERSONNEL.

     All decisions with respect to the day-to-day management of the Company will be made exclusively by Henry Herzog, Levi Mochkin, Jonathan Herzog and certain other individuals. See "Management." Investors will have no right or power solely by ownership of Common Stock to take part in the day-to-day management of the Company. If the minimum subscription is sold, these entities will own over 94% of the outstanding voting rights and Common Stock of the Company. Accordingly, no person should purchase any shares of Common Stock offered hereby unless he or she is willing to entrust all aspects of the day-to-day management of the Company to the board of directors and management. There can be no assurance that the Company's board of directors and officers will be able to operate or manage the Company's business successfully or that the Company will be able to achieve profitable operations. If Messrs. Henry Herzog, Levi Mochkin or Jonathan Herzog are unable to perform for any reason, including without limitation from death or disability, that could seriously adversely affect the Company. The Company does not maintain key man or other insurance to protect against the foregoing risks. In addition, the Company's management and Directors have no prior experience in operating Internet or e-commerce companies and have very limited experience in "blind pool" or "blank check" companies.

COMPETITION FOR EMPLOYEES.

     The success of Internet ventures depends on the availability of highly skilled employees with technical, management, marketing, sales, product development and other specialized training for which competition is intense, and there can be no assurance that the Company, Stampville or any other entity in which the Company invests or acquires will be successful in attracting and retaining such personnel. In particular, the Company's emphasis on Internet-related entities will result in a relatively small and highly sought-after base of employees upon which it will be dependent. There can also be no assurance that employees will not leave the Company or Stampville or compete against the Company or Stampville. The Company's or Stampville's failure to attract additional qualified employees or to retain the services of key personnel could materially adversely affect the Company's or Stampville's business, operating results and financial condition. See "Management."

CONCENTRATION OF SHARE OWNERSHIP.

     Members of the Company's management, together with affiliates of members of management, and Instanz, whose affiliate, Helen Abeles, is a director of the Company, collectively own all of the outstanding Common Stock and the voting rights of the Company. If all 5,000,000 Shares being offered hereby are sold, the foregoing entities will own collectively approximately 75% of the outstanding Common Stock and voting rights of the Company. Accordingly, the current officers and directors will have the voting power required to elect at least a majority of the directors and to approve other matters requiring approval by the shareholders of the Company in the foreseeable future. Certain members of the Company's board of directors are members of the Company's management. See "Management" and "Capitalization and Stock Ownership."

POTENTIAL ADVERSE IMPACT OF ADDITIONAL STOCK.

     The board of directors could, without shareholder approval, issue Common Stock, preferred stock, options, warrants or other securities, including both debt and equity securities, with voting and other rights that could adversely affect the voting rights of the holders of the Common Stock and could have certain anti-takeover effects.

                     RISKS RELATED TO THE INDUSTRY/INTERNET

OUR SUCCESS DEPENDS ON THE INTERNET'S ABILITY TO ACCOMMODATE GROWTH IN
E-COMMERCE.

     The use of the Internet for retrieving, sharing and transferring information among businesses, buyers, suppliers and partners has only recently begun to develop. If the Internet is not able to accommodate growth in e-commerce, our business would suffer. The recent growth in the use of the Internet has caused frequent periods of performance degradation and interruption. Our ability to sustain and improve our services is limited, in part, by the speed and reliability of the networks operated by third parties. Consequently, the emergence and growth of the market for our services is dependent on improvements being made to the Internet infrastructure to alleviate overloading and congestion.

WE ARE DEPENDENT UPON THE GROWTH OF THE INTERNET AS A MEANS OF COMMERCE.

     If the e-commerce market does not grow or grows more slowly than expected, our business will suffer. The possible slow adoption of the Internet as a means of commerce by businesses may harm our prospects. A number of factors could prevent the acceptance and growth of e-commerce, including the following:

     - e-commerce is at an early stage and buyers may be unwilling to shift their traditional purchasing to online purchasing;

     - businesses may not be able to implement e-commerce applications on these networks;

     - increased government regulation or taxation may adversely affect the viability of e-commerce;

     - insufficient availability of telecommunication services or changes in telecommunication services may result in slower response times; and

     - adverse publicity and consumer concern about the reliability, cost, ease of access, quality of services, capacity, performance and security of e-commerce transactions could discourage its acceptance and growth.

     Even if the Internet is widely adopted as a means of commerce, the adoption of our network for procurement, particularly by companies that have relied on traditional means of procurement, will require broad acceptance of the new approach. In addition, companies that have already invested substantial resources in traditional methods of procurement, or in-house e-commerce solutions, may be reluctant to adopt our e-commerce solution.

SECURITY RISKS OF ELECTRONIC COMMERCE MAY DETER USE OF OUR PRODUCTS AND
SERVICES.

     A fundamental requirement to conduct e-commerce is the secure transmission of information over public networks. If purchasers are not confident in the security of e-commerce, they may not effect transactions on our e-marketplaces which would severely harm our business. We cannot be certain that advances in computer capabilities, new discoveries in the field of cryptography, or other developments will not result in the compromise or breach of the algorithms which protect content and transactions on our e-marketplaces or proprietary information in our databases. Anyone who is able to circumvent our security measures could misappropriate proprietary, confidential information, place false orders or cause interruptions in our operations. We may be required to incur significant costs to protect against security breaches or to alleviate problems caused by breaches. Further, a well-publicized compromise of security (whether relating to our business or to other Internet businesses) could deter people from using the Internet to conduct transactions that involve transmitting confidential information. This risk has been emphasized by a well publicized attack commonly referred to as a "denial of service attack" on some of the most well known Internet services and providers. Our failure to prevent security breaches, or well-publicized security breaches affecting the Internet in general could adversely affect our business.

GOVERNMENTAL REGULATION AND LEGAL UNCERTAINTIES COULD IMPAIR THE GROWTH OF THE INTERNET AND DECREASE DEMAND FOR OUR SERVICES AND INCREASE OUR COST OF DOING BUSINESS.

     The laws governing Internet transactions remain largely unsettled, even in areas where there has been some legislative action. The adoption or modification of laws or regulations relating to the Internet could increase our costs and administrative burdens. It may take years to determine whether and how existing laws such as those governing intellectual property, privacy, libel, consumer protection and taxation apply to the Internet.

     Laws and regulations directly applicable to communications or commerce over the Internet are becoming more prevalent. We must comply with new regulations in the United States and other countries where we conduct business. The growth and development of the e-commerce market may prompt calls for more stringent laws governing consumer protection and the taxation of e-commerce. Noncompliance with any newly adopted laws and regulations could expose us to significant liabilities.

     We currently hold various Internet Web addresses relating to our business. If we are not able to prevent third parties from acquiring Web addresses that are similar to our addresses, third parties could acquire similar domain names which could create confusion and divert traffic to other web sites away from our e-marketplaces hereby adversely affecting our business. The acquisition and maintenance of Web addresses is generally regulated by governmental agencies and their designees. The regulation of Web addresses in the United States and in foreign countries is subject to change. As a result, we may not be able to acquire or maintain relevant Web addresses in all countries where we conduct business. Furthermore, the relationship between regulations governing such addresses and laws protecting proprietary rights is unclear.

 RISKS RELATING TO THE INDUSTRY AND NATURE OF UNIDENTIFIED ACQUISITION TARGETS

GENERAL

     Part of the Company's business strategy includes the acquisition of additional business ventures within the Internet, electronic commerce and technology industries. Except for Stampville, the Company has not selected any particular acquisition target or venture ("Target") in which to concentrate its acquisition efforts. Except for Stampville, the directors and executive officers of the Company have had no definitive contacts or discussions with any entity or representatives of any entity regarding the consummation of an acquisition. Accordingly, there is no basis to evaluate the possible merits or risks of a Target or the particular industry in which the Company may ultimately operate, and therefore risks of a currently unascertainable nature may arise when a specific Target and industry is chosen. For example, to the extent that the Company effects an acquisition with a financially unstable company or an entity in its early stage of development or growth (including entities without established records of revenues or income), the Company will become subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, to the extent that the Company effects an acquisition with an entity in an industry characterized by a high level of risk, the Company will become subject to the currently unascertainable risks of that industry. An extremely high level of risk frequently characterizes certain industries which experience rapid growth. Although management will endeavor to evaluate the risks inherent in a particular Target or industry, there can be no assurance that the Company will properly ascertain or assess all such risks.

SCARCITY OF AND COMPETITION FOR ACQUISITION OPPORTUNITIES MAY HINDER THE IDENTIFICATION OF A TARGET AND THE CONSUMMATION OF AN ACQUISITION

     The Company expects to encounter intense competition from other entities having business objectives similar to those of the Company. Many of these entities, including venture capital partnerships and corporations, other blind pool companies, large industrial and financial institutions, small business investment companies, "incubators" and wealthy individuals, are well-established and have extensive experience in connection with identifying and effecting acquisitions directly or through affiliates. Many of these competitors possess greater financial, technical, human and other resources than the Company and there can be no assurance that the Company will have the ability to compete successfully. The Company's financial resources will be limited in comparison to those of many of its competitors. This inherent competitive limitation may compel the Company to select certain less attractive acquisition prospects. There can be no assurance that such prospects will permit the Company to achieve its stated business objectives.

SUCCESS OF THE COMPANY'S BUSINESS PLAN DEPENDS IN LARGE PART UPON THE CONSUMMATION OF ADDITIONAL ACQUISITIONS OR NEW VENTURES

     The success of the Company's proposed plan of operation will depend to a great extent on locating and consummating an acquisition of one or more Targets. Subsequent to any acquisition, the Company's success will depend greatly on the operations, financial condition, and management of the identified Target. Management may also acquire companies or assets that do not have an established operating history. If the Company completes one or more acquisitions, the success of the Company's operations may be dependent upon management of the acquired entities together with numerous other factors beyond the Company's control.

THE COMPANY MAY BE SUBJECT TO UNCERTAINTY IN THE COMPETITIVE ENVIRONMENT OF A TARGET

     If the Company succeeds in effecting an acquisition, the Company will, in all likelihood, become subject to intense competition from competitors of the Target. In particular, certain industries which experience rapid growth frequently attract an increasingly larger number of competitors, including competitors with greater financial, marketing, technical, human and other resources than the initial competitors in the industry. The degree of competition characterizing the industry of any prospective

Target cannot presently be ascertained. There can be no assurance that, subsequent to a consummation of an acquisition, the Company will have the resources to compete effectively in the business of the Target, especially to the extent that the Target is in a highly competitive area of commerce or Internet business.

PROBABLE LACK OF BUSINESS DIVERSIFICATION DUE TO LIMITED RESOURCES LIMITS THE PROSPECTS FOR THE COMPANY'S SUCCESS

     Even after the completion of this Offering, the Company will have limited resources; accordingly, the Company in all likelihood, will have the ability to effect only a few significant acquisitions. Accordingly, the prospects for the Company's success will be entirely dependent upon the future performance of a few businesses. Unlike certain entities which have the resources to consummate several acquisitions or entities operating in multiple industries or multiple segments of a single industry, it is highly likely that the Company will not have the resources to diversify its operations or benefit from the possible spreading of risks or offsetting of losses. The Company's probable lack of diversification may subject the Company to numerous economic, competitive and regulatory developments, any or all of which may have a material adverse impact upon the particular industry in which the Company may operate subsequent to the consummation of an acquisition. The prospects for the Company's success may become dependent upon the development or market acceptance of a single or limited number of products, processes or services. Accordingly, notwithstanding the possibility of capital investment in and management assistance to any Target by the Company, there can be no assurance that such Target(s) will prove to be commercially viable.

THE COMPANY MAY PURSUE AN ACQUISITION WITH A TARGET OPERATING OUTSIDE THE UNITED
STATES: SPECIAL ADDITIONAL RISKS RELATING TO DOING BUSINESS IN A FOREIGN COUNTRY

     The Company may effectuate an acquisition with a Target whose business operations, headquarters, place of formation or primary place of business are located in Australia and in other locations outside the United States. In such event, the Company may face the significant additional risks associated with doing business in that country. In addition to potential language barriers, different presentations of financial information, different business practices, and other cultural differences and barriers that may make it difficult to evaluate such a Target, ongoing business risks result from the internal political situation, uncertain legal systems and applications of law, prejudice against foreigners, corrupt practices, uncertain economic policies and potential political and economic instability that may be exacerbated in various foreign countries.

                         RISKS RELATED TO THIS OFFERING

YOU WILL EXPERIENCE IMMEDIATE DILUTION WITH RESPECT TO YOUR SHARES. WE MAY NEED ADDITIONAL CAPITAL AND RAISING ADDITIONAL CAPITAL MAY DILUTE EXISTING STOCKHOLDERS.

     In the event of the Minimum Subscription, you will incur immediate and substantial dilution of $4.54 per share in the net tangible book value of your shares as a result of this Offering. Assuming the sale of all of the 4,500,000 Shares of Common Stock being offered in this Prospectus by the Company, you will incur immediate and substantial dilution of $3.80 per share in the net tangible book value of your shares as a result of this Offering. See "Dilution."

     Historically, we have financed our business and operations through the sale of equity.

     In the event we reach only the Minimum Subscription, the Company will have only approximately $1,250,000 committed for investment in Stampville, an
additional amount of approximately $        for investment in other Targets
and/or additional investments in Stampville and approximately 12 months' working capital. In such event it will need significant additional financing to complete its required investment in Stampville in order to continue to retain its 50.1% ownership and to accomplish its business plan and/or consummate or fund its additional Targets. These additional financings may result in significant additional dilution to existing shareholders. Assuming the sale of all 4,500,000 Shares being offered by the Company in this Prospectus, we believe that the net proceeds from this Offering will enable us to maintain our current and planned operations for approximately 24 months. After that, we may need to raise additional funds. If our capital requirements vary materially from those currently planned, we may require additional financing sooner than anticipated. Such financing may not be available in sufficient amounts or on terms acceptable to us, or at all, and will dilute the existing stockholders' equity interest in the Company.

OUR STOCK HAS NOT BEEN PUBLICLY TRADED BEFORE THIS OFFERING AND OUR STOCK PRICE MAY BE VOLATILE.

     Our Common Stock has not been publicly traded, and an active trading market may not develop or be sustained after this Offering. The potential that an active trading market does not develop or cannot be sustained will be exacerbated if the amount of Shares sold are at or about the Minimum Subscription. We and the representatives of the underwriters have determined the initial public offering price. The price at which our Common Stock will trade after this Offering is likely to be highly volatile and may fluctuate substantially due to factors such as:

     - actual or anticipated fluctuations in our results of operations;

     - changes in or failure by us to meet securities analysts' expectations;

     - announcements of technological innovations;

     - introduction of new services by us or our competitors;

     - developments with respect to intellectual property rights;

     - conditions and trends in the Internet and other technology industries;

     - impact of additional acquisitions;

     - the terms of any new financings which may be dilutive; and

     - general market conditions.

     In addition, the stock market has from time to time experienced significant price and volume fluctuations that have affected the market prices for the common stocks of technology companies, particularly Internet companies. These broad market fluctuations may result in a material decline in the market price of our Common Stock. In the past, following periods of volatility in the market price of a particular company's securities, securities class action litigation has often been brought against that company. We may become involved in this type of litigation in the future. Litigation is often expensive and diverts management's attention and resources which is needed to successfully run our business.

NO FIRM COMMITMENT TO PURCHASE SHARES.

     There is no commitment to purchase all or any part of the Shares being offered. The Shares are offered on a "best efforts, all or none" basis in a minimum Offering of 1,000,000 Shares and an additional 4,000,000 Shares on a "best efforts" basis for an aggregate of 5,000,000 Shares representing the
maximum Offering. If 1,000,000 Shares are not sold prior to             , 2000,
which is 120 days from date of this Prospectus, or thereafter in the Company's
sole discretion on          ,2000, which is 150 days from the date of this
Offering, all funds received from subscriptions will be promptly returned in full, with interest thereon, to the subscribers and no shares will be sold. During the stated Offering period, subscriptions are irrevocable and subscribers will not have the opportunity to have their funds returned. It is therefore possible that subscribers will not have the use of, or earn interest on, their funds for up to five months. If no material developments occur, subscribers will receive no further written information about the Company or the status of the Offering during that period.

SHARES ELIGIBLE FOR FUTURE SALE BY OUR EXISTING STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE.

     The market price of our Common Stock could drop due to the sales of a large number of shares of our Common Stock or the perception that such sales could occur. These factors could also make it more difficult to raise funds through future offerings of Common Stock.

     After this Offering, if all the 5,000,000 Shares are sold, 21,000,000 shares of Common Stock will be outstanding (17,500,000 if the minimum of 1,000,000 Shares are sold), excluding shares issuable to Mendel Mochkin. Of these shares, the 5,000,000

Shares sold in this Offering (1,000,000 Shares if only the minimum is sold) will be freely tradable without restrictions under the Securities Act, except for any shares purchased by our "affiliates," as defined in Rule 144 under the Securities Act. Our officers and directors and all stockholders have entered into lock-up agreements pursuant to which they have agreed not to offer or sell any shares of Common Stock for a period of 180 days after the date of this
Prospectus without the prior written consent of              . These individuals
or entities may request that              consider an early release from their
lock-up agreement.              may, at any time and without notice, grant an
early release for shares subject to these lock-up agreements. Upon expiration of this 180-day lock-up period, the shares owned by these persons prior to completion of this Offering may be sold into the public market without registration under the Securities Act in compliance with the volume limitations and other applicable restrictions of Rule 144 under the Securities Act. In addition, the holders of 99.1% of the Company's currently outstanding shares have agreed not to sell any of their shares, other than the sale of 500,000 Shares by Instanz in this Offering or through a registration statement, without the consent of each of the other current shareholders. In addition, during a period commencing 180 days after the effective date of this Offering and ending no later than three years after the effective date of this Offering, Instanz shall have the right to demand that the Company file a registration statement covering the reoffer and resale by Instanz of any of its 500,000 Shares offered through this Prospectus which are not sold in this Offering. This shareholder agreement will lapse upon the sale of the 500,000 Shares in this Offering or the termination of Instanz's registration rights. For a further description of Instanz' rights see "Certain Transactions." After the date of this Prospectus, we intend to file a registration statement under the Securities Act to register all shares of Common Stock issuable upon the exercise of outstanding stock options and reserved for issuance under our stock option plans. This registration statement is expected to become effective immediately upon filing, and subject to the vesting requirements and exercise of the related options (as well as the terms of the lock-up agreements), shares covered by this registration statement will be eligible for sale in the public markets. See "Shares Eligible for Future Sale."

OUR ARTICLES OF INCORPORATION AND BYLAWS AND DELAWARE LAW CONTAIN PROVISIONS WHICH COULD DELAY OR PREVENT A CHANGE IN CONTROL AND COULD ALSO LIMIT THE MARKET PRICE OF YOUR STOCK.

     Our Certificate of Incorporation and Bylaws contain provisions that could delay or prevent a change in control. These provisions could limit the price that investors might be willing to pay in the future for shares of our Common Stock. Some of these provisions:

     - authorize the issuance of preferred stock which can be created and issued by the board of directors without prior stockholder approval, commonly referred to as "blank check" preferred stock, with rights senior to those of Common Stock; and

     - establish advance notice requirements for submitting nominations for election to the board of directors and for proposing matters that can be acted upon by stockholders at a meeting.

     In addition, certain provisions of Delaware law make it more difficult for a third party to acquire us. Some of these provisions:

     - establish a supermajority stockholder voting requirement to approve an acquisition by a third party of a controlling interest; and

     - impose time restrictions or require additional approvals for an acquisition of us by an interested stockholder.

     These provisions could also limit the price that investors might be willing to pay in the future for shares of our Common Stock. See "Description of Capital Stock" for additional discussion of these provisions.

OUR STOCKHOLDERS MAY HAVE DIFFICULTY IN RECOVERING MONETARY DAMAGES FROM DIRECTORS.

     Our Certificate of Incorporation contains a provision which may eliminate personal liability of our directors for monetary damages to be paid to us and our stockholders for some breaches of fiduciary duties. As a result of this provision, our stockholders may be unable to recover monetary damages against our directors for their actions that constitute breaches of fiduciary duties, negligence or gross negligence. Including this provision in our Certificate of Incorporation may also reduce the likelihood of derivative litigation against our directors and may discourage lawsuits against our directors for breach of their duty of care even though some stockholder claims might have been successful and benefited stockholders.

FUTURE GROWTH OF OUR OPERATIONS MAY MAKE ADDITIONAL CAPITAL OR FINANCING NECESSARY.

     In the event we reach only the Minimum Subscription, the Company will have only approximately $1,250,000 committed for investment in Stampville, an
additional amount of approximately $        for investment in other Targets
and/or additional investments in Stampville and will have approximately 12 months working capital. In such event it will need significant additional financing to complete its required investment in Stampville in order to continue to retain its 50.1% ownership and to accomplish its business plan and/or consummate or fund its additional Targets. These additional financings may result in significant additional dilution to existing shareholders. Assuming the sale of all 4,500,000 Shares being offered by the Company in this Prospectus, we believe that the net proceeds from this Offering will enable us to maintain our current and planned operations for approximately 24 months. After that, we may need to raise additional funds in order to:

     - Finance unanticipated working capital requirements.

     - Develop or enhance existing services or products.

     - Fund costs associated with strategic marketing alliances.

     - Respond to competitive pressures.

     - Acquire complementary businesses, technologies, content or products.

     If our capital requirements vary materially from those currently planned, we may require additional financing sooner than anticipated. Such financing may not be available in sufficient amounts or on terms acceptable to us, or at all, and may be dilutive to existing stockholders.

     We cannot be certain that we will be able to obtain funds on favorable terms, if at all. If we decide to raise funds by issuing additional equity securities, purchasers in this Offering may experience additional dilution. Issuance of additional equity securities may also involve granting preferences or privileges ranking senior to those purchasers in this Offering. If we cannot obtain sufficient funds, we may not be able to grow our operations, take advantage of future business opportunities or respond to technological developments or competitive pressures. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

WE DO NOT INTEND TO PAY DIVIDENDS.

     We have never paid dividends on our Common Stock. We do not intend to pay dividends and purchasers should not expect to receive dividends on our Common Stock for the foreseeable future. See "Dividend Policy."

WARNING REGARDING OUR USE OF FORWARD-LOOKING STATEMENTS.

     This Prospectus contains forward-looking statements which relate to possible future events, our future performance and our future operations. In some cases, you can identify forward-looking statements by our use of words such as "may," "will," "should," "anticipates," "believes," "expects," "plans," "future," "intends," "could," "estimate," "predict," "potential" or "continue," the negative of these terms or other similar expressions. These forward-looking statements are only our predictions. Our actual results could and likely will differ materially from these forward-looking statements for many reasons, including the risks described above and appearing elsewhere in this Prospectus. We cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this Prospectus to conform them to actual results or to changes in our expectations.

                                USE OF PROCEEDS

     We estimate that the maximum net proceeds to us from the sale of the 5,000,000 Shares of Common Stock offered by this Prospectus, excluding the Shares being sold on the account of Instanz, will be approximately
[$          million], and the minimum net proceeds to be approximately [$
million]. This estimate is based on an assumed initial public offering price of $5.00 per share, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses that we will pay. Pursuant to an agreement with Instanz, the initial $5,000,000 of proceeds from the sale of Common Stock in the Offering will be allocated to the Company, the next $2,500,000 of proceeds to Instanz and the remaining proceeds of up to $17,500,000 to the Company. Assuming that all 4,500,000 Shares being offered by the Company are sold in this Offering, we intend to use the proceeds from this Offering as follows:

     - Approximately $6,250,000 will be invested in Stampville in connection with the Company's purchase of 50.1% of Stampville's capital stock. See "Business -- Acquisition of Equity Interest in Stampville."

     - Approximately $3,000,000 of the net proceeds for general corporate purposes, including working capital.

     - In the event the maximum subscription occurs approximately $463,000 will be used to payoff the balance due on the building housing the Company's executive offices located in Melbourne, Australia.

     - The remaining net proceeds or approximately  $         ,     ,000 of the
       net proceeds from the Offering will be used to purchase equity interests in or to develop other Internet companies or ventures.

     In the event the Company receives at least $10,000,000 from the sale of its Common Stock in the Offering, it has agreed to go forward with an investment in Stampville of $5,000,000 within thirty (30) days of its receipt of these funds from the Offering and an investment of an additional $1,250,000 on or before December 8, 2001. Depending on how much additional proceeds it receives from this Offering, it will retain no less than $1,500,000 for working capital purposes and invest the remainder in and/or other Internet companies. Pending use, the net proceeds will be invested in short-term investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the United States government.

     If the Company only receives the Minimum Subscription, the initial $1,250,000 of proceeds would be invested in Stampville, the next $1,500,000 would be utilized to fund the Company's working capital requirements and, the remaining balance to finance other e-commerce or Internet acquisitions or ventures and/or additional investments in Stampville.

                                DIVIDEND POLICY

     We have never paid cash dividends on our Common Stock and do not anticipate paying any cash dividends in the foreseeable future. We intend to retain any future earnings, if any, to repay existing debt, if any, and to finance the growth and expansion of our business.

                       CAPITALIZATION AND STOCK OWNERSHIP

     The board of directors of the Company has authorized the issuance of 125,000,000 shares of capital stock, of which 25,000,000 shares are preferred stock and 100,000,000 shares are Common Stock. In connection with this Offering, the board of directors has authorized the issuance of up to 4,500,000 Shares to be issued to the investors.

     The following table sets forth as of September 30, 1999, (i) the actual capitalization of the Company, (ii) the pro forma capitalization of the Company adjusted to give effect to the sale of the minimum offering of 1,000,000 Shares and maximum offering of 5,000,000 Shares of Common Stock offered herein at the initial public offering price of $5.00 per share and the application of the estimated proceeds therefrom, and (iii) in the event the maximum subscription is obtained, the issuance of 1,600,000 stock options granted to C. Jonathan Malamud as partial consideration for a 50.1% equity interest in Stampville. This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and notes thereto appearing elsewhere in this document.

                                                                  SEPTEMBER 30, 1999
                                                              --------------------------
                                                                           PRO FORMA
                                                                       -----------------
                                                              ACTUAL   MINIMUM   MAXIMUM
                                                              ------   -------   -------
Notes payable -- long term(1)...............................  $ 457    $  457    $    -
Stockholders equity
  Preferred Stock, par value $.001; authorized 25,000,000
     shares;
     no shares issued and outstanding actual and pro forma
     minimum and maximum....................................      0         0          0
  Common Stock, par value $.001; authorized 100,000,000
     shares, issued and outstanding 14,000,000 shares
     actual; and 17,500,000 minimum shares outstanding pro
     forma and 21,350,000 maximum shares outstanding
     pro forma(2)...........................................     14        18         21
Additional paid in capital..................................    618     8,054     26,173
Deficit accumulated during the development stage............   (108)     (108)      (453)
                                                              -----    ------    -------
          Total stockholders' equity........................  $ 524    $7,964    $25,741
                                                              =====    ======    =======
          Total capitalization..............................  $ 981    $8,421    $25,741
                                                              =====    ======    =======

PRO FORMA ADJUSTMENTS:

(1) See notes to Consolidated Financial Statements.

(2) Based on the number of shares outstanding as of September 30, 1999. If only the Minimum Subscription occurs, the pro forma adjustments exclude (1) issuance of 350,000 shares of restricted Common Stock to be transferred at the closing of the Offering to Mendel Mochkin for consulting services; and
    (2) the 1,600,000 stock options granted to C. Jonathan Malumud as partial consideration for a 50.1% equity interest in Stampville.

STAMPVILLE

     Upon the consummation of the transactions contemplated by the Stock Purchase Agreement, dated June 18, 1999, as subsequently amended pursuant to the Amendment to Stock Purchase Agreement dated December 8, 1999 (the "Amended Purchase Agreement") (collectively, the "Stock Purchase Agreement"), the Company will hold 50.1% of the capital stock of Stampville on a fully diluted basis; provided, that the Company's ownership could be reduced to the lesser of (a) 27.5% of the outstanding shares of Stampville's common stock, or (b) the total amount invested by the Company pursuant to the Stock Purchase Agreement divided by 100,000 if the Company fails to make certain investments in Stampville. "See Business -- Acquisition of Equity Interest in Stampville." The Company's ownership in Stampville could also be reduced by up to 1% if certain conditions are met obligating the Company to transfer shares of Stampville's stock to Mr. Mendel Mochkin. See "Business -- Acquisition of Equity Interest in Stampville" and "Compensation of Directors and Officers".

                         PRO FORMA FINANCIAL STATEMENTS

     The following unaudited Pro Forma Balance Sheets as of September 30, 1999 and unaudited Pro Forma Statements of Operations from February 2, 1999 (inception) through September 30, 1999 give effect to the acquisition of an equity interest in Stampville assuming that the Minimum or Maximum Subscriptions are sold. In the event the Minimum Subscription is sold, the Pro Forma Financial Statements assumes that the Company's ownership is reduced to 27.5% of the outstanding shares of Stampville. The pro forma information is based on the historical consolidated financial statements of the Company giving effect to the transaction using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited Pro Forma Financial Statements. The unaudited Pro Forma Statement of Operations gives effect to the acquisition as if it occurred at the beginning of the period (February 2, 1999). The unaudited Pro Forma Balance Sheet gives effect to the acquisition as of September 30, 1999.

     The unaudited pro forma statements have been prepared by the management of the Company based upon audited financial statements of the Company and Stampville, which are included elsewhere herein. These pro forma statements may not be indicative of the results that actually would have occurred if the acquisition was completed on February 2, 1999, or September 30, 1999. The unaudited pro forma statements should be read in conjunction with the audited financial statements and related notes of the Company and Stampville.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                         (ASSUMES MINIMUM SUBSCRIPTION)


                                                                        PRO FORMA
                                                       HISTORICAL      ADJUSTMENTS       PRO FORMA
                                                      -------------    -----------     -------------
INCOME AND (EXPENSES)
  Legal and professional fees.......................   $   (67,336)                     $   (67,336)
  Salary expense....................................       (25,000)                         (25,000)
  Interest expense..................................        (5,504)                          (5,504)
  Travel and entertainment..........................        (3,783)                          (3,783)
  Equity investment in net loss of Stampville.......        (4,331)       (19,491)(1)       (23,822)
  Foreign currency transaction gain.................        15,858                           15,858
  Other income......................................         3,760                            3,760
  Other.............................................       (21,372)                         (21,372)
                                                       -----------     ----------       -----------
     Net loss.......................................   $  (107,708)    $  (19,491)      $  (127,199)
                                                       ===========     ==========       ===========
       Basic loss per common share..................   $     (0.01)                     $     (0.01)
                                                       ===========                      ===========
       Diluted loss per common share................   $     (0.01)                     $     (0.01)
                                                       ===========                      ===========
       Weighted average shares outstanding..........    10,157,292                       17,500,000(2)
                                                       ===========                      ===========

---------------
(1) Adjustment to record the Company's 27.5 percent Minimum Subscription share of Stampville's net loss from operations under the equity method of accounting.

(2) Assumes that all shares have been outstanding since the beginning of the period.

                       UNAUDITED PRO FORMA BALANCE SHEET
                         (ASSUMES MINIMUM SUBSCRIPTION)


                                                                      PRO FORMA
                                                     HISTORICAL      ADJUSTMENTS        PRO FORMA
                                                    -------------    -----------      -------------
CURRENT ASSETS
  Cash............................................   $  172,682      $ 2,498,750(1)    $ 5,171,432
                                                                      (2,500,000)(3)
                                                                       5,000,000(2)
  Deferred offering costs.........................       59,147          (58,306)(1)           841
                                                     ----------      -----------       -----------
          Total current assets....................      231,829        4,940,444         5,172,273
Property and equipment, net.......................      643,938                            643,938
Investment in Stampville.com, Inc.................      245,669        2,500,000(3)      2,745,669
                                                     ----------      -----------       -----------
          Total assets............................   $1,121,436      $ 7,440,444       $ 8,561,880
                                                     ==========      ===========       ===========
CURRENT LIABILITIES
  Accounts payable................................   $   50,206                             50,206
  Accrued expenses................................       25,000                             29,035
  Notes payable -- current portion................       65,300                             65,300
                                                     ----------      -----------       -----------
          Total current liabilities...............      140,506               --           140,506
Notes payable -- long term........................      457,098                            457,098

STOCKHOLDERS' EQUITY
  Preferred stock, par value $.001 par value
     authorized 25,000,000 shares, no shares
     issued and outstanding actual and pro
     forma........................................           --                                 --
  Common stock, par value $.001 par value;
     authorized 100,000,000 shares, 14,000,000
     shares issued and outstanding actual and
     17,500,000 shares issued and outstanding pro
     forma........................................       14,000            2,500(1)         17,500
                                                                           1,000(2)
  Additional paid-in-capital......................      617,540        2,437,944(1)      8,054,484
                                                                       4,999,000(2)
  Deficit accumulated during the development
     stage........................................     (107,708)                          (107,708)
                                                     ----------      -----------       -----------
          Total Stockholders' Equity..............      523,832        7,440,444         7,964,276
                                                     ----------      -----------       -----------
          Total Liabilities and Stockholders'
            Equity................................   $1,121,436      $ 7,440,444       $ 8,561,880
                                                     ==========      ===========       ===========

              (See Accompanying Notes to Pro Forma Balance Sheet).

UNAUDITED PRO FORMA BALANCE SHEET ADJUSTMENTS

     (1) Issuance of 2,500,000 shares of Common Stock to Instanz Nominees Pty. Ltd. on October 26, 1999, less $58,306 in offering costs and $1,250 in escrow fees in a private placement transaction.

     (2) Raising of the Minimum Subscription of 1,000,000 shares of Common Stock effected through this Offering at $5.00 per share, less estimated Offering costs of $_______.

     (3) To record the Company's purchase of a 27.5% equity interest in Stampville for additional consideration of $2,500,000 of which $1,250,000 was paid subsequent to September 30, 1999 and the balance is intended to be paid from the Offering proceeds. See "Business -- Acquisition of Equity Interest in Stampville."

                        UNAUDITED PRO FORMA CONSOLIDATED
                            STATEMENT OF OPERATIONS
                         (ASSUMES MAXIMUM SUBSCRIPTION)

                                   IT TECHNOLOGY        STAMPVILLE.COM      PRO FORMA          PRO FORMA
                                     HISTORICAL           HISTORICAL       ADJUSTMENTS        CONSOLIDATED
                                 ------------------   ------------------   -----------       ---------------
INCOME AND (EXPENSES)
Legal and professional fees....     $   (67,336)          $(16,849)        $  (350,000)(1)    $  (434,185)
Salary expense.................         (25,000)           (52,361)                               (77,361)
Interest expense...............          (5,504)                --                                 (5,504)
Travel and entertainment.......          (3,783)            (3,000)                                (6,783)
Equity in the net loss of
  Stampville...................          (4,331)                --               4,331 (2)              --
Foreign currency transaction
  gain.........................          15,858                 --                                 15,858
Other income...................           3,760                 --                                  3,760
Other..........................         (21,372)           (14,416)                               (35,788)
Goodwill.......................              --                 --            (929,478)(3)       (929,478)
Minority interest in
  Stampville...................              --                 --              43,226 (2)         43,226
                                    -----------           --------         -----------        ------------
  Net loss.....................     $  (107,708)          $(86,626)        $(1,231,921)       $(1,426,255)
                                    ===========           ========         ===========        ============
Basic loss per common share....     $     (0.01)                                              $     (0.07)
                                    ===========                                               ===========
Diluted loss per common
  share........................     $     (0.01)                                              $     (0.07)
                                    ===========                                               ===========
Weighted average shares
  outstanding..................      10,157,292                              7,350,000(4)     21,350,000(4)
                                    ===========                            ===========        ===========

---------------

(1) Recognition of compensation expense of $350,000 related to the issuance of 350,000 shares of restricted Common Stock to Mendel Mochkin for consulting services rendered. Mendel Mochkin's consulting services include the hiring of Stampville personnel, development of its operations and other business infrastructure matters. The restricted shares were valued using the October 1999 private placement price of $1.00 per share.

(2) Adjustment to remove the Company's share of Stampville's loss from operations recorded while under the equity method of accounting. The adjustment of $43,226 represents the 49.9 percent minority interest share in the net loss from operations of Stampville.

(3) Amortization of goodwill of $4,182,650, which is being amortized on a straight-line basis over a useful life of 36 months.

(4) Assumes that all shares have been outstanding since the beginning of the period.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                         (ASSUMES MAXIMUM SUBSCRIPTION)


                                 IT TECHNOLOGY          STAMPVILLE        PRO FORMA          PRO FORMA
                                   HISTORICAL           HISTORICAL        ADJUSTMENT       CONSOLIDATED
                               ------------------   ------------------   -----------      ---------------
CURRENT ASSETS
  Cash.......................      $  172,682            $ 97,279        $ 2,498,750(1)      $24,811,613
                                                                          22,500,000(2)
  Inventory..................                                 487           (457,098)(2)             487
  Deferred offering costs....          59,147                                (58,306)(1)             841
                                   ----------            --------        -----------         -----------
          Total current
            assets...........         231,829              97,766         24,483,346          24,812,941
Property and equipment,
  net........................         643,938              17,643                                661,581
Investment in Stampville.....         245,669                               (245,669)(4)              --
Capitalized software costs...                              52,000                                 52,000
Intangible assets............                                              4,182,650(4)        4,182,650
                                   ----------            --------        -----------         -----------
          Total assets.......      $1,121,436            $167,409        $28,420,327         $29,709,172
                                   ==========            ========        ===========         ===========
CURRENT LIABILITIES
  Accounts payable...........      $   50,206                                                     50,206
  Accrued expenses...........          25,000               4,035                                 29,035
  Notes payable -- current
     portion.................          65,300                                                     65,300
                                   ----------            --------        -----------         -----------
Total current liabilities....         140,506               4,035                 --             144,541
Notes payable -- long term...         457,098                               (457,098)(2)           --
Minority interest in
  Stampville.................                                              3,824,024(4)        3,824,024
STOCKHOLDERS' EQUITY
  Preferred stock, par value
     $0.001..................              --                                                         --
  Common stock, par value
     $0.001..................          14,000                                  2,500(1)           21,350
                                                                               4,500(2)
                                                                                 350(3)
  Additional
     paid-in-capital.........         617,540             250,000          2,437,944(1)       26,172,634
                                                                          22,495,500(2)
                                                                             349,650(3)
                                                                             272,000(4)
                                                                            (250,000)(4)
  Deficit accumulated during
     the development stage...        (107,708)            (86,626)          (350,000)(3)        (453,377)
                                                                               4,331(4)
                                                                              86,626(4)
                                   ----------            --------        -----------         -----------
          Total Stockholders'
            Equity...........         523,832             163,374         25,053,401          25,740,607
                                   ----------            --------        -----------         -----------
          Total Liabilities
            and
      Stockholders' Equity...      $1,121,436            $167,409        $28,420,327         $29,709,172
                                   ==========            ========        ===========         ===========

        (See accompanying notes to Pro Forma Consolidated Balance Sheet)

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET ADJUSTMENTS

(1) Issuance of 2,500,000 shares of Common Stock to Instanz Nominees Pty. Ltd. on October 26, 1999, less $58,306 in offering costs and $1,250 in escrow fees in a private placement transaction.

(2) Raising of the maximum subscription of 4,500,000 shares at $5.00 ($22,500,000) through this offering, excluding the Shares being offered by Instanz for sale therein. In addition, the repayment of the note payable of $457,098 as of September 30, 1999 is included.

(3) Recognition of compensation expense related to the issuance of 350,000 shares of restricted Common Stock to Mendel Mochkin for consulting services rendered. The restricted shares were valued using the October 1999 private placement price of $1.00 per share.

(4) To record the Company's purchase of 50.1% equity investment in Stampville for aggregate consideration of $7,750,000 in cash payable to Stampville, of which $250,000 was paid as of September 30, 1999, and 1,600,000 stock options granted to the principal stockholder of Stampville. The stock options were valued at a fair value of $0.17 per option, using the minimum value method. The following table summarizes the net assets acquired:

    Cash consideration given:
      Cash paid to Stampville as of September 30, 1999           $  250,000
      Cash paid subsequent to September 30, 1999 and
        prior to this offering                                    1,250,000
      Cash payable from this offering                             6,250,000
                                                                 ----------
        Total consideration given                                $7,750,000
                                                                 ==========
    Company's share of the cash given                            $3,867,250
      Stock options granted                                         272,000
                                                                 ----------
        Purchase price of 50.1 percent interest in Stampville     4,139,250
      Less net deficit acquired                                      43,400
                                                                 ----------
             Intangible assets                                   $4,182,650
                                                                 ==========

    As the Company contributed the entire amount of Stampville's Common Stock as of September 30, 1999, the net deficit excludes the $250,000 paid as of that date.

BENEFICIAL OWNERSHIP OF COMMON STOCK

     As of February   , 2000, there were 16,500,000 shares of Common Stock which are deemed to be beneficially owned and outstanding. These shares are set forth in the following table. These 16,500,000 shares are restricted securities and are subject to Rule 144 of the Securities Act. They will become eligible for sale under Rule 144 following expiration of the applicable holding period. Except for up to 3,400,000 shares which are subject to currently outstanding agreements or options granted to Mendel Mochkin, Robert Petty and C. Jonathan Malamud, as further described below, the shares of Common Stock which are currently deemed to be beneficially owned and the 4,500,000 Shares which may be issued in connection with this Offering, the Company does not have any outstanding commitments to issue Common Stock.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

                                                                 NUMBER OF SHARES       PERCENT OF
                    NAME OF SHAREHOLDER                       OF COMMON STOCK HELD(1)     CLASS
                    -------------------                       -----------------------   ----------
Ledger Technologies Pty. Ltd.(2)
  Levi Mochkin(2)...........................................         6,300,000            38.18%
Instanz Nominees Pty. Ltd.(3)
  Helen Abeles(3)...........................................         3,700,000            22.42%
Riccalo Pty. Ltd.(4)
  Henry Herzog(4)...........................................         2,000,000            12.12%
Eurolink International Pty. Ltd.(5)
  Jonathan Herzog(5)........................................         2,000,000            12.12%
Atcor Aus. Pty. Ltd.(6)
  Farrel Meltzer(6).........................................           750,000             4.54%
Tilbia Nominees Pty. Ltd.(7)
  Anthony Davis(7)..........................................         1,600,000             9.10%
Mendel Mochkin(8)...........................................           150,000             0.91%
                                                                    ----------
Total Outstanding Shares....................................        16,500,000
                                                                    ==========

---------------
(1) Pursuant to the rules promulgated by the SEC, all shares underlying options
    which were exercisable on February   , 2000 or which become exercisable
    within 60 days, held by a described person are deemed to be "beneficially" owned. The SEC rules further require that every person who has or shares the power to vote or to dispose of shares of Common Stock are deemed to be the "beneficial" owner of all of the shares of Common Stock over which any such sole or shared power exists.

(2) Lisa Mochkin, spouse of Levi Mochkin, a director and Chief Executive Officer of the Company, is a director of Ledger Technologies Pty. Ltd. Levi Mochkin is an affiliate of Ledger Technologies Pty. Ltd. and may be deemed to be a beneficial owner of the shares held by Ledger Technologies Pty. Ltd. Lisa Mochkin is the daughter of Henry Herzog and the sister of Jonathan Herzog.

(3) Helen Abeles, a director, is an affiliate of Instanz. Ms. Abeles exercises shared investment and voting power over these shares and may be deemed to be a beneficial owner thereof.

(4) Henry Herzog, a director and President of the Company and father of Jonathan Herzog and father-in-law of Levi Mochkin, is a director of Riccalo Pty. Ltd. Mr. Herzog exercises shared investment and voting power over these shares and may be deemed to be a beneficial owner thereof.

(5) Jonathan Herzog, a director, Secretary and Chief Financial Officer of the Company and son of Henry Herzog, is a director of Eurolink International Pty. Ltd. Mr. Herzog exercises shared investment and voting power over these shares and may be deemed to be a beneficial owner thereof.

(6) Wendy Meltzer, spouse of Farrel Meltzer, a director of the Company, is a director of Atcor Aus. Pty. Ltd. Mr. Meltzer is an affiliate of Atcor Aus. Pty. Ltd. and may be deemed to be a beneficial owner of the shares held by Atcor Aus. Pty. Ltd.

(7) Tilbia Nominees Pty. Ltd. holds shares of Common Stock for Anthony Davis and his affiliates. Mr. Davis exercises shared investment and voting power over these shares and may be deemed to be the beneficial owner thereof.

(8) Mendel Mochkin is the brother of Levi Mochkin. Does not include the additional 350,000 shares of Common Stock which is contingent upon the Company completing the Additional Stampville Investment. See "Compensation of Officers and Directors" and "Compensation of Officers and Directors -- Employment Agreements -- Consulting Agreement with Mendel Mochkin."


     The preceding table of beneficial ownership does not include options to purchase 1,600,000 shares of Common Stock which have been granted to C. Jonathan Malamud. These shares will only become exercisable in the event the Company makes an additional payment of $5,000,000 to Stampville above the "Stage One Investment," as such term is defined the Stock Purchase Agreement, or raises at least $10,000,000 in this Offering, and then only in installments commencing two years after such date. The beneficial ownership table also does not include 1,450,000 shares subject to options granted to Robert Petty ("Petty Options"). Petty Options, representing an aggregate of 950,000 shares of Common Stock, will be exercisable at $1.00 per share and Petty Options representing 500,000 shares will be exercisable at $2.00 per share, such shares shall become vested and exercisable upon the Company reaching certain levels of market capitalization and the occurrence of certain other events. For further information on the Petty Options, see "Compensation of Officers and Directors -- Employment Agreements -- Consulting Agreement with Petty Consulting, Inc. for the Services of Robert Petty."

                                    DILUTION

     Purchasers of Common Stock in this Offering will experience immediate and substantial dilution in the net tangible book value of the Common Stock from the initial public offering price. Net tangible book value per share represents the amount of our total tangible assets and proceeds from the sale of 2,500,000 shares to Instanz at $1.00 per share is reduced by the amount of our total liabilities, divided by the number of shares of Common Stock outstanding, as adjusted. As of September 30, 1999, the net tangible book value of the Company was approximately $3,024,000 or $0.18 per share.

     As of September 30, 1999, our pro forma net tangible book value, as adjusted for the sale of the minimum and maximum shares offered in this Offering and the application of the net proceeds (at the initial public offering price of $5.00 per share and prior to deducting the estimated Offering expenses) was $0.46 and $1.22, respectively. For the maximum subscription, this represents an immediate increase of $1.03 per share to existing stockholders and an immediate and substantial dilution of $3.78 per share to new investors purchasing Common Stock in this Offering. If only a the Minimum Subscription was sold, new investors purchasing Common Stock in this Offering would experience an immediate and substantial dilution of $4.54 per share, while existing stockholders, including Instanz, would have an immediate increase of $0.28 per share. The following tables illustrate this per share dilution:

                          ASSUMES MINIMUM SUBSCRIPTION

Initial public offering price...............................          $5.00
Net tangible book value as of September 30, 1999............  $0.18
Increase attributable to new investors......................  $0.28
                                                              -----
Pro forma net tangible book value after the Offering........          $0.46
                                                                      -----
Dilution in net tangible book value to new investors........          $4.54
                                                                      =====

                          ASSUMES MAXIMUM SUBSCRIPTION

Initial public offering price...............................          $5.00
Net tangible book value as of September 30, 1999............  $0.18
Increase attributable to new investors......................  $1.03
                                                              -----
Pro forma net tangible book value after the Offering........          $1.22
                                                                      -----
Dilution in net tangible book value to new investors(1).....          $3.78
                                                                      =====

                                            SHARES PURCHASED(1)      TOTAL CONSIDERATION      AVERAGE
                                            --------------------    ---------------------       PER
                                              NUMBER     PERCENT      AMOUNT      PERCENT      SHARE
                                            ----------   -------    -----------   -------    ---------
Existing shareholders(2)..................  16,500,000     78%      $ 3,158,750     12%        $ .19
New investors.............................   4,500,000     22%      $22,500,000     88%        $5.00
                                            ----------    ----      -----------    ----        -----
          Total...........................  21,000,000    100%      $25,658,750    100%        $1.22
                                            ==========              ===========                =====

---------------
(1) Excludes the 350,000 shares issuable to Mendel Mochkin for consulting services upon the closing of an initial public offering.

(2) Includes the 2,500,000 shares of Common Stock sold to Instanz subsequent to September 30, 1999.

     The foregoing table is based on the sale of the maximum of 5,000,000 Shares. If only the minimum 1,000,000 Shares were sold, the table would read as follows:

                                              SHARES PURCHASED      TOTAL CONSIDERATION     AVERAGE
                                            --------------------    --------------------      PER
                                              NUMBER     PERCENT      AMOUNT     PERCENT     SHARE
                                            ----------   -------    ----------   -------    -------
Existing shareholders(1)..................  16,500,000   94.29%     $3,158,750   38.72%      $ .19
New investors.............................   1,000,000    5.71%     $5,000,000   61.28%      $5.00
                                            ----------   ------     ----------   ------      -----
          Total...........................  17,500,000     100%     $8,158,750     100%      $ .46
                                            ==========              ==========               =====

     (1) Includes the 2,500,000 shares sold to Instanz subsequent to September 30, 1999.

     As of September 30, 1999, there were no outstanding options to purchase the Company's Common Stock. Subsequent to September 30, 1999, the Company granted options to purchase a total of 3,050,000 shares of Common Stock at a weighted average exercise price of approximately $1.30 per share. None of these options are currently exercisable. These options include options to purchase 1,600,000 shares of the Company's Common Stock which have been granted to C. Jonathan Malamud (the "Malamud Options"). For a further discussion of the Malamud Options see "Option Grants in Last Fiscal Year." The remaining options consist of the Petty Options to purchase 1,450,000 shares. For further information on the Petty Options see "Compensation of Officers and Directors -- Employment Agreements -- Consulting Agreement with Petty Consulting Inc. for the Services of Robert Petty."

     If these options are exercised in the future it will be further dilutive to investors who purchase shares at the initial public offering price. Options available for grant under our stock option plans may be granted at exercise prices less than the market value of Common Stock on the grant date. If we grant options below fair market value it could be dilutive to investors who purchase shares at the initial public offering price.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the financial statements and the notes to those statements that appear elsewhere in this Prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ from those discussed in the forward-looking statements. Factors that could cause or contribute to any differences include, but are not limited to, those discussed below and elsewhere in this Prospectus, particularly in "Risk Factors."

                        OVERVIEW AND PLAN OF OPERATIONS

     The Company was formed in February 1999 and is in the early stage of development. The Company is engaged in Internet, e-commerce and other technology businesses. The Company adds and expects to add value to operating companies through active ongoing management infrastructure, support, funding, and expertise.

     The Company's goal is to identify entities that have high growth potential and can benefit from the commercial and financial expertise of the Company and its personnel. It assists in the development and recruitment of key management to support accelerated financial and operational growth and enhanced efficiency. The Company's practice is to emphasize relationships in which its resources can enhance the creative and technological skills of its partners.

     In mid-1999, the Company signed an agreement with Stampville, a newly-formed company. Stampville is being developed to become a global center for stamp products and services. The Company has assisted the founders of Stampville in developing this enterprise, recruiting key management and implementing systems to advance its development and prepare it for its full launch later this year. In December 1999, Stampville became a 50.1% owned subsidiary of the Company. To date, the Company has invested $1,500,000 in Stampville and at this stage, upon the completion of the Company raising a minimum of $10,000,000 through the initial public offering, anticipates contributing up to an additional $6,250,000 million to Stampville.

     Stampville plans to use that portion of the Offering proceeds which it will receive to continue to develop a portal community Website for the collectable postage stamp community that will service a wide range of areas surrounding the stamp market. Stampville expects to expand beyond hobbyists and collectors to the art, entertainment and other targeted specialty markets and to develop a wholesale distribution channel for sale of its products as well.

     Beyond the Company's development of Stampville, it is continually reviewing and considering e-commerce and other related enterprises and ventures, but has not made any commitments at this stage.

     The Company does not have any meaningful revenues, and will not generate any meaningful revenues until after the Company implements its strategic plan and attracts and retains a significant number of e-commerce and related businesses. The Company does not anticipate generating any revenue of significance until several months following the consummation of this Offering, if at all. For the period from February 2, 1999 (inception) to September 30, 1999, the Company incurred a cumulative net loss of approximately $108,000. The Company anticipates that it will continue to incur significant losses until, at the earliest, the Company generates sufficient revenues to offset the substantial up-front expenditures and operating costs associated with establishing, attracting and retaining a significant business base. There can be no assurance that the Company will be able to attract and retain a sufficient number of e-commerce businesses to generate meaningful revenues or achieve profitable operations.

     Depending upon the level of its business activity, the Company anticipates that it will use a portion of the proceeds of this Offering to hire several additional employees over the next twelve months to market the Company's services to potential businesses and develop the infrastructure of Stampville.
                                       25

LIQUIDITY AND CAPITAL RESOURCES

     The Company's primary capital requirements have been to fund its initial investment in Stampville. Additional capital will be needed to complete the purchase of Stampville and pursue other business opportunities, as well as to fund its working capital requirements, including legal and professional expenses. To date, the Company has financed its capital requirements through the issuance of equity securities and issuance of long-term debt.

     At September 30, 1999, the Company had working capital of $91,323. Prior to September 30, 1999, the Company issued 14,000,000 shares of Common Stock to various entities that are affiliates of certain officers of the Company and received cash proceeds of $651,250 and services of $7,500.

     In October 1999, the Company consummated a private placement pursuant to which it issued 2,500,000 shares of Common Stock and received proceeds of $2,500,000. The proceeds were used primarily to finance further investment in Stampville, and pay legal and professional fees and expenses in connection with this Offering.

     In July 1999, the Company entered into an agreement to purchase a building in exchange for cash and a note payable of approximately $595,000. Such indebtedness bears interest at the rate of 7.25% per annum and is repayable in July 2001. The Company will use a portion of the proceeds of this Offering to repay such indebtedness.

     The capital requirements relating to implementation of the Company's business plan will be significant. During the twelve months following the consummation of this Offering, the Company intends to finance the acquisition of a majority interest in Stampville, finance or acquire interests in other Internet or e-commerce enterprises and meet its own working capital needs. Other than as described above, as of the date of this Prospectus, the Company has no material commitments for capital expenditures.

     The Company is dependent on the proceeds of this Offering or other financing in order to fully implement its proposed plan of operation. Based on currently proposed plans and assumptions relating to the implementation of its business plans in the event the Company sells all of its shares offered in this Offering, it will retain approximately $3,000,000 which will be sufficient to satisfy its contemplated working capital requirements for approximately two years following the consummation of this Offering. In addition, the Company
would retain approximately $          for investment, acquisition and
development of the Internet and e-commerce ventures. In the event the Company raises approximately $10,000,000 in this Offering, it would retain approximately $1,500,000 which would be sufficient to fund its working capital requirement for approximately one year following this Offering. In such event, the Company would have sufficient funds to complete its contemplated investment in Stampville but would need to raise additional capital to invest in, acquire and develop other Internet or e-commerce ventures. If the Company raises only the Minimum Subscription, the initial $1,250,000 of proceeds would be invested in Stampville, the next $1,500,000 would be utilized to fund the Company's working
capital requirements and, the remaining $         to finance other e-commerce or
Internet acquisitions or ventures and/or additional investments in Stampville. In the event that the Company's plans change, its assumptions change or prove to be inaccurate or if the proceeds of this Offering prove to be insufficient to implement its business plans, the Company would be required to seek additional financing sooner than currently anticipated. There can be no assurance that the proceeds in this Offering will be sufficient to permit the Company to implement its proposed business plan or that any assumptions relating to the implementation of such plan will prove to be accurate. To the extent that the proceeds of this Offering are not sufficient to enable the Company to generate meaningful revenues or achieve profitable operations, the inability to obtain additional financing will have a material adverse effect on the Company. There can be no assurance that any such financing will be available to the Company on commercially reasonable terms, or at all.

RECENT DEVELOPMENTS

     Subsequent to September 30, 1999, a number of developments occurred which had a significant impact on the operations and results of the Company, including the following:

     The Company commenced a private placement of 2,500,000 shares of the Company's Common Stock for $1.00 per share, which was completed October 26, 1999.
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     On December 8, 1999, the Company entered into an amendment of its original agreement to acquire an interest in Stampville, pursuant to which the Company agreed to accelerate and increase its investment in Stampville to an aggregate amount of up to $7,750,000 in exchange for an immediate 50.1% interest in Stampville. The Company's 50.1% interest may be reduced in the event the Company does not complete its funding of the $7,750,000 in Stampville. The Company's ownership interest in Stampville may also be reduced in the event the Company arranges for third party financing in lieu of its direct investment in Stampville. See "Business -- Acquisition of Equity Interest in Stampville."

INFLATION

     The Company has not been materially affected by inflation in the United States. While the Company does not anticipate inflation affecting the Company's operations, increases in labor and supplies could impact the Company's ability to compete.

YEAR 2000 COMPLIANCE AND COSTS

     As has been widely reported, there is worldwide concern that Year 2000 technology problems may materially and adversely impact a variety of businesses, local, national and global economies. While relatively few disruptions were reported on and after December 31, 1999, concerns remain that there will be a delayed effect to computer users. The Company, as a newly formed entity, has acquired computer hardware and software which is Year 2000 compliant, and does not expect future expenses associated with ongoing compliance to be material to the Company's financial position or future results of operations, although there can be no assurance that presently unforeseen computer programming difficulties will not arise.

     It is possible that the Company's future performance may be adversely impacted by payment and financial difficulties experienced by customers, and by shipping, fulfillment and accounting difficulties experienced by vendors, which are related to computer malfunctions. This is particularly the case as the Company seeks to effect acquisitions, as it currently plans to do. The Company believes that it can establish and maintain sufficient resources, including cash reserves to maintain operations during delays in payments or supplies of inventories. However, the Company is aware that extended difficulties by larger vendors or customers may have a significant impact; however, it is unable, at this time, to anticipate the extent of any such impact, were it to occur. An adverse impact on such customers due to the Year 2000 issue or similar computer malfunctions could also have a material adverse effect on the Company's business, financial condition and results of operations.

RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1998, the FASB issued Statement No. 133, as amended, "Accounting for Derivative Instruments and Hedging Activities." The Statement establishes accounting and reporting standards requiring that all derivative instruments (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. This Statement will become applicable to the Company in January 2001.

                                       27
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                                    BUSINESS

THE COMPANY

     The Company is a Delaware corporation created for the purpose of engaging in Internet, e-commerce and technology businesses, directly and through acquisitions of equity in Internet related and other technology companies. The Company's wholly-owned subsidiary, I.T. Technology Pty. Ltd. furthers the Company's operations in Australia and owns the Company's executive offices.

     The Company actively seeks investments in and acquisitions of entities with unique opportunities in the Internet, e-commerce and technology-related areas. The Company, through its executive officers and directors, identifies companies which have high growth potential and which can benefit from the commercial and financial expertise of the Company and its personnel. The Company emphasizes relationships in which its resources can enhance the creative and technological skills of its partners, and is open to a variety of potential relationships, including joint ventures and strategic alliances.

     Pursuant to an agreement entered into in June 1999 and amended in December 1999, the Company has acquired 50.1% of the equity of Stampville, a corporation specializing in the business of selling collectible stamps and other memorabilia through the Internet and on a wholesale basis to large chain stores and small businesses, and on a retail basis to the general public and collectors. The Company's 50.1% interest may be reduced in the event the Company does not complete its funding of the $7,750,000 in Stampville. The Company's ownership interest in Stampville may also be reduced in the event the Company arranges for third party financing in lieu of its direct investment in Stampville. See "Business -- Acquisition of Equity Interest in Stampville." As of February 14, 2000, the Company has invested $1,500,000 in Stampville.

     The Company intends to identify other potential Internet or e-commerce businesses to acquire or invest in, in addition to Stampville; however, the Company has not at this time entered into substantive negotiations with any such potential Targets and there can be no assurance that the Company will be able to successfully locate other investment or acquisition candidates or ventures or if located successfully, negotiate a transaction with such targeted entities. See "Risk Factors."

INDUSTRY BACKGROUND

The Internet

     The Internet is a global web of over 50,000 computer networks, the first of which were developed over 25 years ago. The Internet was originally installed using UNIX-based computers, a development of AT&T, a telephone company, which had very sophisticated communications capabilities for its time. At first, although the Internet served the objectives of the United States Department of Defense, it was looked upon by others as awkward due to its arcane commands and inaccessibility to persons without specific technical training. This hampered its growth for a considerable period of time.

     A key breakthrough to the accessibility of the Internet occurred with the development of the communications transport protocol "TCP/IP," which made it possible for each Internet computer to pass on packets of information to different types of computers without using a switchboard. Using TCP/IP, any computer can link onto the Internet and the conglomeration of networks for a cost that is fundamentally lower than, and structured differently from, the cost of linking onto stand-alone networks.

     Communication on the Internet occurs primarily between a client and a server, or so-called host computers. The client computer initiates a request for information or other activity and the server computer responds to, or serves, that request. Furthermore, server computers run specialized software specifically designed to provide a variety of services to client computers. Notably, many host computers operate as mail servers or file servers that enable the downloading or transferring of files. The Internet has historically been used by academic institutions, defense contractors and government agencies primarily for remote access to host computers and for sending and receiving electronic-mail and has traditionally been subsidized by the United States Federal Government. As an increasing number of commercial entities
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

have come to rely on the Internet for business communications and commerce, the level of federal subsidies has significantly diminished and funding for the Internet infrastructure and backbone operations has shifted primarily to the private sector and end users. In addition, according to industry market research, as far back as October 1994 the number of commercial domains on the Internet surpassed the number of educational domains.

World Wide Web

     Much of the recent growth in Internet use by businesses and individuals has been driven by the emergence of a network of servers and information available on the Internet called the World Wide Web (the "Web"). The Web, based on a client/server model and a set of standards for information access and navigation, can be accessed using software that allows non-technical users to exploit the capabilities of the Internet. The Web enables users to find, retrieve and link information on the Internet in a consistent manner which renders the underlying complexities transparent to the user. Electronic documents are published on Web servers in a common format described by Hyper Text Mark-up Language ("HTML"), which is a series of tags or codes added to a text document to format a document or add links to other documents. Web client software can retrieve these documents across the Internet by making requests using a standard protocol called HyperText Transfer Protocol ("HTTP"). Browsers and HTML are an essential part of the success of the Internet and the continuing growth in the number of users. Browsers allow a user to wander around the Internet with relative ease while HTML allows the exhibitor of a Web page to navigate to either some other page at that particular Web site or to a relevant page at another Web site. The introduction of commercial Web pages introduced a new and substantial opportunity for users of the Internet.

     The proliferation of Web users has created significant demand for software to enable Internet servers and private servers on corporate networks to function as Web sites, which are used by content providers to offer their products and services on the Internet and to publish confidential company information to employees inside the enterprise.

E-commerce

     E-commerce provides companies with the opportunity to serve a rapidly growing market as consumers increasingly accept the Internet as an alternative shopping vehicle. Growth in Internet usage has been fueled by a number of factors, including the large and growing number of personal computers in the workplace and home, advances in the performance and speed of personal computers and modems, improvements in network infrastructure, easier and cheaper access to the Internet and increased awareness of the Internet among businesses and consumers. The increasing functionality, accessibility and overall usage of the Internet and online services have made the Internet an attractive commercial medium. The Internet and other online services are evolving into a unique sales and marketing channel, just as retail stores, mail-order catalogues and television shopping evolved. Companies operating online can interact directly with customers by frequently adjusting their featured selections, editorial insights, shopping interfaces, pricing and visual presentations. The minimal cost to publish on the Web, the ability to reach and serve a large and global group of customers electronically from a central location and the potential for personalized low-cost customer interaction provide additional economic benefits for online operators.

     The Internet also provides e-commerce companies with an opportunity to serve a global market. Online operators have the potential to build large common global customer bases quickly and to achieve superior economic returns over the long term. International Data Corporation ("IDC"), an information technology market research and consulting firm, estimated that the number of people accessing the Internet had reached approximately 100 million by the end of 1998 and predicted that this number will reach 320 million by 2002. According to IDC, revenues through the purchase of goods and services over the Internet in the United States will reach approximately $250 billion in 2002. IDC has also reported that approximately 13% of all United States households were online in 1996, which figure increased to 20% by early 1998. IDC estimates that the number of Internet users buying goods and services on the Internet worldwide will exceed 128 million by 2002, as compared to 18 million in 1997, with the amount of commerce conducted over the Internet exceeding $400 billion by 2002. In addition, IDC estimates that worldwide Internet services revenues increased by 71% in 1998 to reach $7.8 billion and has forecasted that such revenues will surpass $78 billion by 2003. IDC has also reported that the United States accounted for more than 50% of worldwide Internet services spending at $4.6 billion in 1998. IDC has also estimated that corporate spending in the United States in the area of Internet-based products and services will increase from $85 billion in 1999 to over $203 billion by 2002.

BUSINESS STRATEGY

The Company -- Operational Strategy

     In addition to its investments in Stampville, the Company intends to utilize the remaining proceeds from this Offering, future income received from such companies and proceeds from other debt or equity financings to acquire other Internet or e-commerce related businesses or to invest in Internet related projects or ventures that appear to have viable commercial prospects. By investing funds in exchange for equity in these Internet related businesses or "Targets," the Company will in most cases seek to either acquire a majority of the capital stock of the Targets or in certain circumstances to control the Targets from the management level. The Company may also make small investments in entities without seeking a majority interest, where this may be either of strategic significance to the Company or circumstances warrant a relatively smaller involvement.

Stampville -- Operational Strategy

     Stampville plans to develop a "portal community" Web site for the collectable postage stamps community and for hosting philatelic services to dealers, collectors, and hobbyists. Stampville believes that doing so would fill a gap in the stamp-collecting marketplace by establishing an online stamp network for stamp collectors. Stampville intends to design its services to satisfy a wide variety of consumers ranging from the casual collector to the dedicated stamp connoisseur through a comprehensive Web site. The Web site will merge the traditional hobby of stamp collecting with the technological advantages of the Internet. Stampville's online stamp community will provide information, both directly and through links, and make it possible to assemble an entire stamp collection online. In addition, Stampville plans to make available philatelists through its Web site to afford personal attention to customers through e-mail or telephone.

     Following the general formats of a number of commercial Web sites, Stampville anticipates that its Web site will produce revenue through sales, advertising, and services to the philatelic community. Strategic alliances with established philatelic businesses will provide initial merchandise, content and subject matter support. The Web site will establish additional business links with dealers, buyers, sellers, philatelic service providers, and other electronic commerce entities. Initial traffic to the Web site will be generated both through on-line and traditional advertising and the availability of framed philatelic art.

     The Company believes the Internet is an ideal medium for selling thematic and non-thematic collectibles. The natural and worldwide appeal of stamp collecting and stamp art is particularly conducive to electronic commerce. By offering high resolution graphic images of products with completely searchable databases and expert staff assistance, Stampville hopes to become a preeminent portal Web site.

     Stampville also plans to engage in wholesale and bulk sales of framed stamp art in support of Stampville's Internet operations. Stampville believes there is significant opportunity to generate sales through bulk and wholesale sales to both large national department and specialty stores, as well as gift shops (including gift and sundry shops located at hotels), small vendors and other potential vendors.

     Stampville has entered into a three year Supplier's Agreement with Inter-Governmental Philatelic Corporation ("IGPC"), one of the world's largest suppliers and dealers of philatelic stamps. IGPC represents approximately seventy postal administrations throughout the world in matters relating to the design, production and marketing of their postage stamps. IGPC also markets their stamps to collectors. Pursuant to its agreement with Stampville, IGPC has agreed to supply Stampville with stamps that IGPC has made available for public sale at the lowest pricing structure available to other dealers. In addition,
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

IGPC has agreed to extend a $2 million line of credit to Stampville for the purchase of its stamps. The agreement with IGPC also provides that IGPC will provide content for Stampville's Web site. Unless terminated at the end of the initial term by either party, the IGPC Agreement automatically will extend for an additional two year period. IGPC's President is Sam Malamud, the father of C. Jonathan Malamud, a director, President and Vice President of Marketing of Stampville, and the father-in-law of David Eli Popack, director, Secretary and Director of Dealer Relations of Stampville. Stampville's agreement with IGPC will allow Stampville to purchase stamp sheets directly from IGPC. Stampville anticipates that IGPC will be a significant supplier of stamps to it and will allow Stampville to offer a wide array of stamps at competitive prices. Stampville is also in the process of seeking to establish an on-demand purchase system with IGPC, which, if implemented, will reduce Stampville's need to maintain substantial inventory of the products offered by IGPC, expedite fulfillment of orders and reduce Stampville's costs of sale.

Prospects of Stampville

     Stampville has chosen to engage in the Internet sale and distribution of stamps and collectibles because of its belief that the worldwide, multi-million dollar stamp industry is fragmented and highly inefficient. Stampville believes there are few worldwide dealers of any size and that most such dealers specialize in a narrow segment of the stamp collecting business. Stampville has also observed that individual valuable items and entire collections are generally sold at auctions, and that retail prices vary from area to area, which inconsistency, Stampville believes, is due to lack of information and supply dislocation.

     Linns Stamp News, the largest publication in the industry, has done annual market surveys since 1992. The latest survey for 1998 indicates the following:

     - The total United States market for stamps is $791 million.

     - Numbers for the rest of the world are hard to come by. Nevertheless it is known that in countries such as Germany, the United Kingdom, China and Japan stamp collecting is much more popular than in the United States.

     - Of Linn's readers, 43% had Internet access and 23% had made purchases of stamps via the Internet.

     - 33% of the collectors responding to the survey had a net worth of $500,000 or more and 34% had household incomes of $75,000 or more.

     Stampville believes that these conditions make it possible for a firm providing sales and information through the Internet to provide a valuable service which will result in meaningful results.

Acquisitions of Additional Businesses or Establishment of Ventures

     In addition to the operations of Stampville, the Company plans to seek, investigate, and if such investigation warrants, consummate an acquisition with one or more Targets or establish or develop e-commerce Internet or other ventures. At this time, the Company has no definitive plan, proposal, agreement, understanding, or arrangement to acquire any specific business or company other than its arrangements with Stampville. While the Company seeks opportunities in Internet, e-commerce and technology based businesses, the Company will not restrict its search to any specific business, industry, or geographical location, and may participate in business ventures of virtually any kind or nature. Discussion of this proposed plan of operation and acquisitions under this caption and throughout this Prospectus is purposefully general and is not meant to restrict the Company's virtually unlimited discretion to search for and enter into potential business opportunities.

     The Company may seek an acquisition with an entity which only recently commenced operations, or a developing company in need of additional funds to expand into new products or markets or seeking to develop a new product or service, or an established business which may be experiencing financial or operating difficulties and needs additional capital which is perceived to be easier to raise by a public company. In some instances, an acquisition may involve acquiring a corporation which does not need substantial additional cash but which desires to establish a public trading market for its Common Stock. The Company may purchase assets and establish wholly-owned subsidiaries in various businesses or purchase existing businesses as subsidiaries.

     Selecting a Target will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries, and shortages of available capital, management believes that there are numerous entities seeking the benefits of a publicly-traded corporation. Such perceived benefits of a publicly traded corporation may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for the principals of a business, creating a means for providing incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all stockholders, and other items. Potential Targets may exist in many different businesses or market niches and at various stages of development, all of which will make the task of comparative investigation and analysis of such Targets extremely difficult and complex.

     The Company may not have sufficient capital with which to provide the owners of Targets significant cash or other assets. Management believes the Company may offer owners of Targets the opportunity to acquire an ownership interest in a public company at substantially less cost than is required to conduct an initial public offering. Nevertheless, the Company has not conducted market research and is not aware of statistical data that would support the perceived benefits of an acquisition transaction for the owners of a Target.

     The Company will not restrict its search for any specific kind of Target, and may acquire an entity which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is impossible to predict at this time the status of any business in which the Company may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which the Company may offer.

Selection and Evaluation of Targets

     Management of the Company will have complete discretion and flexibility in identifying and selecting a prospective Target. In connection with its evaluation of a prospective Target, management anticipates that it will conduct a due diligence review which will encompass, among other things, meeting with incumbent management and inspection of facilities, as well as a review of financial, legal and other information which will be made available to the Company.

     Under the Federal securities laws, public companies must furnish stockholders certain information about significant acquisitions, which information may require audited financial statements for an acquired company with respect to one or more fiscal years, depending upon the relative size of the acquisition. Consequently, the Company will only be able to effect an acquisition with a prospective Target that has available audited financial statements or has financial statements which can be audited.

     The time and costs required to select and evaluate a Target (including conducting a due diligence review) and to structure and consummate the acquisition (including negotiating relevant agreements and preparing requisite documents for filing pursuant to applicable securities laws and corporation laws) cannot presently be ascertained with any degree of certainty. While no current steps have been taken nor agreements reached, the Company may engage consultants and other third parties providing goods and services, including assistance in the identification and evaluation of potential Targets. These consultants or third parties may be paid in cash, stock, options or other securities of the Company, and the consultants or third parties may be placement agents or their affiliates.

     The Company will seek potential Targets from all known sources and anticipates that various prospective Targets will be brought to its attention from various nonaffiliated sources, including securities broker-dealers, investment bankers, venture capitalists, bankers, other members of the financial community and affiliated sources, including, possibly, the Company's executive officers, directors and their affiliates.

While the Company has not yet ascertained how, if at all, it will advertise and promote itself, the Company may elect to publish advertisements in financial or trade publications seeking potential business acquisitions. While the Company does not presently anticipate engaging the services of professional firms that specialize in finding business acquisitions on any formal basis, the Company may engage such firms in the future, in which event the Company may pay a finder's fee or other compensation.

     In analyzing prospective Targets, management may consider, among other factors, such matters as:

          (1) the extent to which the Targets provide complementary services or technology or is otherwise synergistic with the Company's operations;

          (2) the available technical, financial and managerial resources;

          (3) working capital and other financial requirements;

          (4) history of operation, if any;

          (5) prospects for the future;

          (6) present and expected competition;

          (7) the quality and experience of management services which may be available and the depth of that management;

          (8) the potential for further research, development or exploration;

          (9) specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the Company;

          (10) the potential for growth or expansion;

          (11) the potential for profit;

          (12) the perceived public recognition or acceptance of products, services or trades; and

          (13) name identification.

     Acquisition opportunities in which the Company may participate will present certain risks, many of which cannot be adequately identified prior to selecting a specific opportunity. The Company's stockholders must, therefore, depend on the Company's management to identify and evaluate such risks. The investigation of specific acquisition opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to participate in a specific acquisition opportunity the cost therefore incurred in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific acquisition opportunity, the failure to consummate that transaction may result in the loss of the Company of the related costs incurred.

     There can be no assurance that the Company will find any suitable Targets or ventures.

Structuring and Financing of an Acquisition

     As a general rule, Federal and state tax laws and regulations have a significant impact upon the structuring of acquisitions. The Company will evaluate the possible tax consequences of any prospective acquisition and will endeavor to structure an acquisition so as to achieve the most favorable tax treatment to the Company, the Target and their respective stockholders while still accomplishing the Company's strategic objectives. There can be no assurance that the Internal Revenue Service or relevant state tax authorities will ultimately assent to the Company's tax treatment of a particular consummated acquisition. To the extent the Internal Revenue Service or any relevant state tax authorities ultimately prevail in recharacterizing the tax treatment of an acquisition, there may be adverse tax consequences to the Company, the Target and their respective stockholders. Tax considerations as well as other relevant factors will be evaluated in determining the precise structure of a particular acquisition.

     The Company may utilize available cash and equity securities in effecting an acquisition. The Company may have to effect reverse stock splits prior to certain potential acquisitions. To the extent that such additional shares are issued, dilution to the interests of a Company's stockholders will occur. Additionally, a change in control of the Company may occur which may affect, among other things, the Company's ability to utilize net operating loss, if any.

     There currently are no limitations on the Company's ability to borrow funds to effect an acquisition. However, the Company's limited resources and lack of operating history may make it difficult to borrow funds. The amount and nature of any borrowings by the Company will depend on numerous considerations, including the Company's capital requirements, potential lenders' evaluation of the Company's ability to meet debt service on borrowings and the then prevailing conditions in the financial markets, as well as general economic conditions. The Company has no arrangements with any bank or financial institution to secure additional financing and there can be no assurance that such arrangements if required or otherwise sought, would be available on terms commercially acceptable or otherwise in the best interests of the Company. The inability of the Company to borrow funds required to effect or facilitate an acquisition, or to provide funds for an additional infusion of capital into a Target, may have a material adverse effect on the Company's financial condition and future prospects, including the ability to effect any future acquisition. To the extent that debt financing ultimately proves to be available, any borrowings may subject the Company to various risks traditionally associated with indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest. Furthermore, a Target may have already incurred debt financing and, therefore, all the risks inherent thereto.

Acquisition of Equity Interest in Stampville

     The Company holds approximately 50.1% interest in Stampville pursuant to the Stock Purchase Agreement.

     Under the Purchase Agreement, Stampville agreed to issue to the Company an equity interest of 25% in exchange for payment by the Company of up to $5,000,000, payable in installments. Pursuant to the Amended Purchase Agreement, the Company accelerated and increased the payment of the consideration up to $7,750,000 in exchange for an immediate 50.1% equity interest in Stampville. As of February 14, 2000, the Company had invested $1,500,000 in Stampville.

     The Company has agreed that if it raises $10,000,000 in this Offering, it will complete the purchase of its 50.1% interest in Stampville through the payment to Stampville of $5,000,000 within thirty (30) days of its receipt of the funds from the Offering (the "Additional Payment") and an additional $1,250,000 on or before December 8, 2001 (the "Remaining Stage Two Consideration"). If the Company does not raise $10,000,000 in this Offering it will consider other alternatives for the funding of Stampville. If the Company fails to make or arrange for the Additional Payment or the Remaining Stage Two Consideration in full, the Company has agreed to surrender such number of shares of Common Stock of Stampville so that, upon such surrender, the Company shall hold a percentage of the outstanding shares of Common Stock equal to the lesser of (a) 27.5% of the outstanding shares of Common Stock of Stampville, or (b) the total amount invested by the Company pursuant to the Stock Purchase Agreement divided by $100,000. Thus, if the Company invests an aggregate of $2,500,000 in Stampville and does not make or arrange for the Additional Payment, the Company's percentage investment in Stampville shall be 25%. If the Company arranges for the Additional Payment, rather than provide the Additional Payment itself, the equity interest of the Company in Stampville shall be reduced by the amount required by the party providing the Additional Payment, provided, however, that the Company's equity interest shall not be reduced below 27.5%, without a pro rata reduction in the ownership interest of all the other shareholders of Stampville other than the Company. The Company's interest in Stampville may also be reduced by up to one percent (1%) pursuant to its consulting agreement with Mendel Mochkin if the Company consummates its investment in Stampville. See "Compensation of Directors and Officers."

     In connection with its investment in Stampville, the Company and all of the other shareholders of Stampville entered into a Shareholders Agreement (the "Shareholders Agreement"). The Shareholders

Agreement, among other things, restricts the ability of the shareholders of Stampville to transfer their interests in Stampville; grants Stampville and each shareholder of Stampville a right of first refusal with respect to any potential sale of shares in Stampville; provides that each shareholder's interest in Stampville shall be subject to purchase by the Company and/or the shareholders of Stampville upon the occurrence of certain events; and grants to each shareholder a right of co-sale upon a proposed transfer of shares. In addition, the Company is entitled to appoint to the board of directors of Stampville such additional nominees selected by the Company so that at all times half of the members of the board of directors of Stampville shall consist of individuals nominated by the Company. The Company's nominees serving on the Stampville board
of directors are Levi Mochkin and                . The Company is also entitled
to designate an individual to serve as the chief operating officer, or such other position as the board of directors of Stampville may designate. The Company has designated Robert Petty as Stampville's Acting Chief Executive and Financial Officer. The Company's arrangement with Stampville provides that Mr. Petty shall work predominantly for Stampville out of Stampville's offices, but may retain a title with and serve in a concurrent position with the Company as Vice President -- Business Development. If the Company fails to make or arrange for the Additional Payment or the Remaining Stage Two Payment, the Company's management rights shall be limited to designating one individual to the board of directors of Stampville and the approval of the Company's designated director shall be required for certain significant corporate transactions. Under any circumstances, the Company's right to any preferential board and management representation will terminate by no later than June 18, 2002.

COMPETITION

I.T. Technology

     The Company is, and will continue for the indeterminate future to be, an insignificant participant in the Internet and e-commerce business. The Company expects to encounter intense competition from other entities having business objectives similar to those of the Company with respect to the acquisition of additional Targets. Many of these entities, including venture capital partnerships and corporations, other blind pool companies, large industrial and financial institutions, small business investment companies, "incubators" and wealthy individuals, are well-established and have extensive experience in connection with identifying and effecting acquisitions directly or through affiliates. Many of these competitors possess far greater financial, technical, human and other resources than the Company and there can be no assurance that the Company will have the ability to compete successfully. The Company's financial resources will be limited in comparison to those of many of its competitors. This inherent competitive limitation may compel the Company to select certain less attractive prospects. There can be no assurance that such prospects will permit the Company to achieve its stated business objectives.

Stampville

     All aspects of the Internet market are new, rapidly evolving and intensely competitive, and we expect competition to intensify in the future. Barriers to entry are low, and current and new competitors can easily launch new Web sites, e-commerce concerns, portals and other competitive alternatives at a relatively low cost using commercially available software. Our present competitors include companies that have equal access to expertise in computer and Internet technology such as "Stampfinder.com" and other online stamp collecting and gift art Internet sites, as well as Internet directories, search engine providers, shareware archives, content sites and entities that attempt to or establish online "communities." Stampville also will compete with a number of other traditional companies, such as stamp, gift and hobby shops. Other major companies have the financial and technical ability to compete aggressively in the stamp collecting market on the Internet. Many, if not all, of these companies have longer operating histories, larger customer bases, greater brand recognition in other businesses and Internet markets and significantly greater financial, marketing, technical and other resources than we have. Competitive pressures created by any one of these companies, or by our competitors collectively, could have material adverse effect on our business, results of operations and financial condition, and we can give no assurance that we will be able to compete successfully against current and future competitors.

     In addition, other major nationally-known companies have the capability to include a stamp collecting content to their existing well known Web sites, to market stamp collecting Web sites through strong distribution channels and to package their stamp collecting Web site with other popular Web sites. To the extent that a significant online market develops for stamp collecting, we anticipate that companies and Internet companies will develop competitive Web sites. All of these companies would be better known than we are, and they have significantly greater resources. In addition, competitive services in the stamp collecting marketplace may be under development by major Internet companies of which we are unaware.

     We believe that the market for consumers made available through the Internet is growing due to an increasing use of the Internet as a venue for sale and purchase of, among other things, consumer goods.

     Stampville's products would clearly fall under the consumer goods category. Stampville believes that its business strategy sets it apart from most Internet companies which target consumer users. Stampville also believes that the ease of use, speed, reliability and scaleability of its Web site will attract users worldwide.

INTELLECTUAL PROPERTY

     All of the Company's and Stampville's software was acquired from third parties. Neither the Company nor Stampville has registered copyrights on any software. We rely upon confidentiality agreements signed by our employees. Stampville applied on August 13, 1999 with the United States Patent & Trademark Office for registration of "Stampville.Com" and three designs, combined with words, letters and/or numbers as trade and service marks. Stampville has received preliminary comments from the United States Patent and Trademark Office regarding the application and is in the process of responding to those comments.

ENVIRONMENTAL MATTERS

     The Company believes it is in material compliance with all relevant federal, state, and local environmental regulations and does not expect to incur any significant costs to maintain compliance with such regulations in the foreseeable future.

EMPLOYEES AND LABOR RELATIONS

     The Company, through its Australian subsidiary, I.T. Technology Pty. Ltd., employed one full-time employee and two part time employees, including one officer on February 4, 2000. On February 4, 2000, Stampville employed 15 full-time employees (including consultants working for Stampville), including 5 executive officers. In addition, Stampville has entered into a one-year consulting agreement with Petty Consulting, Inc. for the services of Robert Petty as Acting Chief Executive and Financial Officer and initially for the services of Jennifer Christopher as Vice President -- Human Resources, and for the services of Douglas Wu as a financial consultant. None of the Company's nor Stampville's employees are represented by a labor union, and we believe that relations with the Company's and Stampville's employees are good. In the event the Company raises at least $10,000,000 in the Offering, it intends to hire additional executives on a full time basis at least one of whom will be located in the United States.

                                   PROPERTIES

     The Company has entered into an agreement to purchase its executive offices, located at 34-36 Punt Road, Windsor 3181, Melbourne, Victoria, through its wholly-owned subsidiary, I.T. Technology Pty. Ltd. The office consists of a newly-built stand-alone office and showroom with on-site parking and approximately 540 square meters of office and showroom space. The purchase price of these premises is $900,000 (Australia), or approximately $595,000 (US), of which $200,000 (Australia), or approximately $132,000 (US) was paid in cash and the remainder was financed through a loan with the seller secured by the property bearing interest at the rate of 7.25% per annum, with interest payments only due monthly and a single balloon payment of $704,000 (Australia), or approximately $463,000 (US) is due on July 9, 2001. Pursuant to the terms of the purchase agreement the owner will register the title to the property in I.T. Technology Pty. Ltd. upon payment in full of the balance due on the loan. If the Company raises

$22,500,000 through the sale of all of its Shares in this Offering it will pay off this loan. Stampville's offices are located at 456 Fifth Avenue, Suite 200, Brooklyn, N.Y. 11215. Stampville's telephone and facsimile numbers are
(718) 369-8881 and (718) 369-6270, respectively.

                               LEGAL PROCEEDINGS

     From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. We are not party to any material legal proceeding.

                            RESEARCH AND DEVELOPMENT

STAMPVILLE -- CURRENT DEVELOPMENT STATUS

     As of February 1, 2000, Stampville had launched two separate "micro" Web sites, www.beegeesstamps.com and www.sheldonstamps.com. Each of the sites allow a user to view and purchase stamp-related products which relate to the subject matter of the Web site.

     Stampville is currently finalizing the development of its core Web site and additional "micro" Web sites which it expects to launch during the first half of 2000. Stampville plans the following key components to the core Web site:

     - a display of 10,000 stamps available for sale, together with detailed descriptions of each stamp;

     - topical forums and chat rooms facilitating discussions with collectors with similar interests;

     - a news and events section displaying current information, news and stories relating to stamps and philatelic-related matters;

     - a specialty page displaying new issues of stamps released globally by country postal services; and

     - a calendar of events which will publicize events of interest to stamp collectors.

     In addition, Stampville is considering the following enhancements for future versions of its core Web site:

     - an auction room;

     - classified advertisements; and

     - "micro" sites dedicated to specific topics, themes and stamp issues.

                              GOVERNMENTAL MATTERS

     Except for usual and customary business and tax licenses and permits, and the licenses and permits described elsewhere herein, no governmental approval is required for the principal products/services of Company, nor does Company know of any existing or probable governmental regulations affecting Company's activities.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The Company's board of directors consists of six directors and Stampville's board of directors consists of four directors, all of whom are elected for one-year terms at each annual meeting of stockholders. The executive officers are elected annually by the board of directors, however, they may be removed from office at any time by our board of directors.

I.T. Technology, Inc.

     The following table sets forth, as of February   , 2000, the name, age and
position within the Company of each of our executive officers and directors. The background of each of the individuals identified in the table is described following the table.

              NAME                AGE                           POSITION
              ----                ---                           --------
Levi Mochkin....................  38    Chairman of the Board, Chief Executive Officer and
                                        Director
Henry Herzog....................  58    President and Director
Farrel Meltzer..................  34    Director
Jonathan Herzog.................  28    Secretary, Chief Financial Officer and Director
Anthony Davis...................  40    Director
Helen Abeles....................  45    Director
Robert Petty....................  35    Vice President -- Business Development of the Company
                                        and Acting Chief Executive and Financial Officer of
                                        Stampville

HENRY HERZOG

     Mr. Henry Herzog headed up a restructuring and reorganization of Bayou International (NASDAQ OTCBB "BAYU") and served as President and Chief Executive Officer of that company from May 1986 to March 1988. From March 1988 through June 1999, he served as Vice President of Bayou International (now Baynet Ltd.). He has over thirty-five years business experience. He was responsible for the reorganization of the Kingsway Group, which was to become known as Australia Wide Industries, Ltd. From 1983 to 1988, Mr. Herzog served as a director of Australia Wide, which has recently been renamed Autogen Limited, a company listed on the Australian Stock Exchange (ASX symbol "AGT"), and also served as a director of numerous other publicly listed companies during this period. Over the past five years he has been employed as a consultant by Sujol Nominees Pty. Ltd., which is involved in hotel management, consulting and investment. Mr. Henry Herzog is the father of Jonathan Herzog and father-in-law of Levi Mochkin.

FARREL A. MELTZER

     Mr. Farrel Meltzer is a Senior Executive with the ANZ Banking Group (February 1997 through present). ANZ is one of Australia's four major banks with assets in excess of $150 billion (Australia), or approximately $97 billion (United States). Farrel Meltzer is currently the head of its Private Banking operations throughout Australia. ANZ Private Bank is Australia's leading Private Bank. Prior to joining ANZ, from 1996 to 1997, Mr. Meltzer served as acting Chief Executive Officer of Atcor S.A., a South African education and training group, which is now a member of the publicly listed Acumen Holdings Group on the Johannesburg Stock Exchange.

     Between 1994 and 1996, Mr. Meltzer was Assistant General Manager of the Private and Professional Banking division of the Mercantile Lisbon Banking Group in South Africa, prior to which he spent a number of years in Audit, Tax & Corporate Advisory with Grant Thornton LLP and Pannell Kerr Forster in Johannesburg, South Africa.

     He has a Bachelor of Commerce and a Bachelor of Accounting (cum laude) from the University of the Witwaterstand, Johannesburg and a Diploma in Advanced Banking (cum laude) from Rand Afrikaans University, Johannesburg.

     Mr. Meltzer was one of a team of five individuals who established one of South Africa's first private university campuses, where he was Finance Director and Dean of the Faculty of Commerce. This is now part of the publicly listed EDUCOR Group with a market capitalization of approximately $350 million. In December 1998, Mr. Meltzer was selected by the Business Review Weekly as one of Australia's future business leaders.

LEVI MOCHKIN

     Mr. Levi Mochkin is known in both the Australian stock brokerage industry and in the wider business community. Mr. Mochkin has thirteen years business experience. For over ten years, Mr. Mochkin has been an executive director and key leader of the Ledger Holdings Pty. Ltd. Group, located in Melbourne, Australia. During this period, the Ledger Holdings Pty. Ltd. Group has been engaged in equity and capital market activities including many highly complex corporate transactions and fund raisings. From 1995 to 1999, Ledger was contracted to Bell Securities Limited and was instrumental in the development of Bell's stock brokerage business. In late 1997, Bell through Mochkin and his Ledger Group acted on behalf of one of Australia's largest gold mining companies, Great Central Mines Limited, and carried out two simultaneous on-market takeover bids on the Australian Stock Exchange, worth a combined total value of $330 million (Australia). Mr. Levi Mochkin is the son-in-law of Mr. Henry Herzog, the brother-in-law of Jonathan Herzog and the brother of Mr. Mendel Mochkin, who has been engaged by the Company to provide certain services relating to Stampville. See "Compensation of Directors and Officers -Employment Agreements -- Consulting Agreement with Mendel Mochkin."

JONATHAN HERZOG

     Mr. Jonathan Herzog is a founding director of the Company and has served as its Chief Financial Officer since February 1999. Between 1995 and 1999, Mr. Herzog was a securities dealer and consultant with the Ledger Holdings Group at Bell Securities Limited, a member of the Australian Stock Exchange. He has been actively involved in the Australian financial markets for over ten years. He attended the Rothberg School at Hebrew University in Jerusalem in 1991. Mr. Herzog is a Fellow of the Australian Institute of Company Directors since 1993, and holds a Bachelor of Economics Degree from Monash University in Melbourne, Australia. Mr. Jonathan Herzog is the son of Henry Herzog and the brother-in-law of Levi Mochkin.

ANTHONY L. DAVIS

     Mr. Anthony Davis has occupied senior roles in institutional equity sales for nearly 15 years, covering all major international financial centers. Since February 1998, he has been an institutional dealer with Burdett, Buckeridge and Young in Melbourne, Australia and prior to this, he occupied a similar position at ABN AMRO. From 1985 to 1989, Mr. Davis served as a director of Institutional Equity Sales at McIntosh Securities both in London and Australia. From 1989 through September 1996, he was a director of Prudential Bache Securities in Australia and was the Global Manager of Australian equity sales, managing the institutional desks of Melbourne, Sydney, London, New York and Paris. During this time he also served as a member of Prudential's Executive Management Committee. Between September 1996 and 1997, Mr. Davis was the joint head of Prudential's Equity Capital Markets Division in Melbourne. Mr. Davis holds a Bachelor of Commerce Degree from the University of Canterbury, New Zealand and a Graduate Diploma in Applied Finance from the Securities Institute of Australia.

HELEN ABELES

     For more than five years Ms. Abeles has been a private investor. She is currently a major shareholder in JGL Investments Pty. Ltd., one of Australia's largest private companies. She actively participates in the management of a number of subsidiary companies of JGL Investments Pty. Ltd. Ms. Abeles is a director, major shareholder and board member in a number of other private companies. She invests in both domestic and offshore equity markets. She also provides venture capital funding for small to medium size enterprises. Ms. Abeles is also an advisor on equity investments to the trustees of the JGL Investments Pty. staff superannuation plan. Ms. Abeles holds a Bachelor of Science Degree from the Melbourne University, Australia.

ROBERT PETTY

     Robert Petty has an extensive background in management and operations across the following industries: manufacturing, retail and Internet e-commerce. Since October 1999, he has been engaged by the Company and its subsidiaries as a consultant in various capacities. He has served as Vice President -- Business Development for the Company since January 2000 and Acting Chief Executive and Chief Financial Officer of Stampville since January 2000. Prior to consulting for the Company, Robert Petty, from December 1997 to March 1999, was engaged in a number of capacities by Telstra Corp., one of the world's largest telecommunications companies where he was the senior Business Development Manager responsible for the company's electronic business solution products as well as the Manager of Electronic Business Services on a global scale, responsible for marketing and strategizing Telstra Corp.'s global product roll out of e-commerce products. In the role of Manager of Electronic Business Services, Robert Petty worked with some of the world's leading technology and Internet e-commerce companies, such as IBM, Hewlett Packard, Intelilsys, Web Methods, Motorola and many others. Previously, from 1995 through 1998, Mr. Petty was employed with Brashs Pty. Ltd., a large Australian consumer electronics and music retailer, in a number of capacities, most recently as the national Product Merchandiser, responsible for product selection and purchasing, marketing, merchandising, budgeting and general business planning for the departments of computers, home office and mobile phone departments nationally.

     Mr. Petty holds a CBS in Accounting from Swinburne University of
Technology.

BOARD COMMITTEES

     The Company's board of directors met (or acted through unanimous written consent) 13 times during fiscal 1999. All members attended at least 75% of the board of director meetings during 1999. The Company currently has no Board committees. On the effective date of this Offering, the board of directors will have two committees: a Compensation Committee and an Audit Committee. The Audit Committee will consist of two members, Anthony Davis and Farrel Meltzer. The
Compensation Committee will consist of two members                and
               . Since both Committees will be established during the Company's fiscal year ended December 31, 2000, they did not meet in the Company's fiscal year ended December 31, 1999.

Stampville

     The following table sets forth, as of February   , 2000, the name, age and
position within Stampville of each of its executive officers and directors. The background of each of the individuals identified in the table is described following the table.

                   NAME                     AGE                     POSITION
                   ----                     ---                     --------
C. Jonathan Malamud.......................  26     Director, President and Vice President of
                                                   Marketing
David Eli Popack..........................  24     Director and Director of Dealer Relations
Levi Mochkin..............................  38     Director and Chairman of the Board
ITT Designee..............................
Robert Petty..............................  35     Acting Chief Executive and Financial
                                                   Officer
Jennifer Christopher......................  29     Vice President of Human Resources
Steven Komito.............................  42     Project Manager

C. JONATHAN MALAMUD

     Mr. Malamud is the founder of Stampville and has served as its President since June 1999. Since December 1999 he has also served as Stampville's Vice President Marketing. Previously, he was Manager of the Telemarketing Division of Sports Stamps Collectible Association located in New York, New York from July 1998 to April 1999. From May 1995 to February 1998, he was Philatellic Show and Exhibit Coordinator for IGPC. Prior to joining IGPC, he served as Campaign Manager for a mayoral candidate of the City of Beverly Hills, California. Mr. C. Jonathan Malamud also worked briefly in 1998 as a securities trader for Precision Edge Securities Company located in New York, New York. Mr. C. Jonathan Malamud is the son of Sam Malamud, the President and a major shareholder of IGPC and the brother-in-law of David Eli Popack.

DAVID ELI POPACK

     Mr. Popack has served as director, Secretary and Director of Dealer Relations at Stampville since June 1999. Prior to co-founding Stampville in June 1999, Mr. Popack was the personal assistant to the President of Inter-Continental Trade and Finance Corporation, Toronto, Canada from September 1997 to May 1998. Previously, he studied Philosophy and Judaic Law at Rabbinical College in Sydney Australia and completed his Rabbinical studies receiving a Masters and Rabbinical ordination at the Rabbinical College of Canada in September 1997. Mr. Popack also served in the summer Peace Corps in Shanghai, China in 1996. Mr. Popack is the son-in-law of Sam Malamud the President and a major shareholder of IGPC and the brother-in-law of C. Jonathan Malamud.

ROBERT PETTY

     For biographical information see "Management -- Executive Officers and Directors -- I.T. Technology, Inc."

JENNIFER CHRISTOPHER

     Ms. Christopher joined Stampville as Vice President -- Human Resources in January 2000. Previously, she was an Executive Recruiter at Olsten Corporation, a New York based executive search firm from March 1999 to January 2000. Ms. Christopher was an Account Executive at Schenker International (Italian Division) from June 1997 to August 1998 where she managed all ocean and air traffic from Italy to the United States. From August 1998 to March 1999, she was an Account Executive at Volt Services Group, a division of Volt Information Services where she was responsible for generating new clients for their temporary staffing division. Previously, Ms. Christopher was Business Manager at Chanel, Inc. (Cosmetic Division) from 1995 to 1997. She was also Sales Manager at Limited, Inc. where she trained and developed over 100 employees and managed over $10 million in sales from 1993 to 1995.

STEVEN KOMITO

     Mr. Komito joined Stampville as Information Technology Project Manager in January 2000. He has been employed for the last 12 years as an Information Technology professional. Prior to joining Stampville, Mr. Komito was a Technical Consultant with Infra -- Structures, Inc. His responsibilities were integrating server management systems, large screen display devices, wall controllers, and sound systems with Infra structure's line of command and control consoles. He reviewed new technology and products, wrote white papers comparing the features and limitations of currently available equipment, and selected clients such as United States Special Operations Command Center (USSCOM), Nextlink. From 1998 to 1999, Mr. Komito was employed by C-C-C USA, INC. as Senior Project Manager where he managed all aspects of project management related to CCC Group's product line of Server Management, and information delivery systems. From 1993 to 1998 Mr. Komito was a Technical Manager with Dataform Business Systems, where he provided hands on technical support and troubleshooting of all types of hardware, software and network related problems.

                     COMPENSATION OF DIRECTORS AND OFFICERS

     Effective as of December 6, 1999, the Company agreed to pay Jonathan Herzog, its Chief Financial Officer and Secretary, an annual salary of $80,000 retroactive to November 1, 1999 and also agreed to pay to Robert Petty's consulting company $12,000 per annum for the services of Robert Petty as Vice President -- Business Development of the Company. In addition, Mr. Petty was granted options to purchase up to 1,450,000 shares of the Company's stock. Petty Options representing an aggregate of 950,000 shares will become exercisable at $1.00 per share. Petty Options representing 500,000 shares will be exercisable at $2.00 per share. Portions of the Petty Options vest and become exercisable upon the Company reaching certain levels of market capitalization or the occurrence of certain other events. For further information on the Petty Options see "Compensation of Directors and Officers -- Employment Agreements -- Consulting Agreement with Petty Consulting, Inc. for the Services of Robert Petty." Except as set forth above, the Company has not made any payments to its officers or directors, other than reimbursing an aggregate of approximately $65,000 of loans from an affiliate of Levi Mochkin to the Company and business expenses primarily incurred after September 30, 1999, which have not exceeded approximately $50,000. The Company may, subject to the financial condition and resources of the Company, compensate its other senior officers or directors.

     Stampville has entered into a one year consulting agreement with Petty Consulting Inc. ("Petty Consulting") for the services of Robert Petty as Acting Chief Executive and Financial Officer and initially for the services of Jennifer Christopher as Vice President -- Human Resources and Douglas Wu as financial consultant (the "Petty Consulting Agreement"). The Petty Consulting Agreement provides for the payment of an aggregate amount of approximately $27,000 per month by Stampville to Petty Consulting for the services of Mr. Petty, Mr. Wu and Ms. Christopher. Under the Petty Consulting Agreement, Stampville has agreed to reimburse Petty for certain relocation and legal expenses in connection with his move from Australia to New York. These expenses are currently estimated to be approximately $30,000. Mr. Wu, who will be providing Stampville with strategic and financial advisory services, has over 15 years experience in private equity/venture investing at firms such as Dillon Read & Co., Inc., Peers & Co. and Rothschild Emerging Markets (an affiliate of Rothschild Inc.). Stampville has employed C. Jonathan Malamud, a director and Vice President -- Marketing, at an annual salary of $40,000. Mr. Malamud is also the beneficial owner of 33.26% of Stampville's common stock. Stampville has employed David Eli Popack, a director of Stampville and its Director of Dealer Relations at an annual salary of $40,000. Mr. Popack is also the beneficial owner of 16.64% of Stampville's common stock. Steven Komito, Stampville's Project Manager is employed at an annual salary of $85,000.

     During the period ended September 30, 1999 no executive officer or director received a salary at the Company. The Company has accrued a salary expense for this period of $25,000 for services rendered on its behalf by certain affiliates.

                              CERTAIN TRANSACTIONS

     On October 26, 1999, the Company raised $2,500,000 in a private placement through the sale of 2,500,000 shares of its Common Stock to Instanz. At the same time Instanz acquired an additional 1,200,000 shares of Common Stock from Ledger Technologies Pty. Ltd. for an aggregate amount of $12,000. Helen Abeles, who was subsequently named to the Company's board of directors, is an affiliate of Instanz. In connection with its purchase of the Company's shares, the Company agreed to allow Instanz to offer to sell 500,000 Shares in this Offering; provided that such Shares are offered and sold only after the Company has received net proceeds of $5,000,000 from this Offering. In addition, to the extent that Instanz is unable to receive at least $2,500,000 from the sale of Shares in this Offering, the Company agreed to grant it registration rights to sell a sufficient amount of shares to cover such short fall. If applicable, the registration period shall commence 120 days after the effective date of this registration statement and will expire on the first to occur of three years from the effective date or when Instanz is able to otherwise sell such amount of shares under Rule 144 promulgated under the Securities Act. Until such registration right period terminates, Instanz and all of the other 10% or greater holders of the Company's Common Stock and the Company's directors have agreed not to sell any of their shares without the consent of the other 10% holders and directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Not Applicable.

OPTION GRANTS IN LAST FISCAL YEAR

     The Company was formed in 1999 and accordingly, did not grant any options prior to its most recently concluded fiscal year. The following table sets forth certain information with respect to stock options granted to each of the named executive officers in the fiscal year ended December 31, 1999. The figures representing percentages of total options granted to employees in the last fiscal year are based on an aggregate of 1,600,000 options granted during the fiscal year ended December 31, 1999, to the Company's employees, including the named executive officers.

     Also shown below is the potential realizable value over the term of the option. In accordance with the rules of the SEC, we have based our calculation of the potential realizable value on the term of the option at its time of grant, and we have assumed that:

     - the value of our stock at the assumed initial public offering price appreciates at the indicated annual rate compounded annually for the entire term of the option; and

     - the option is exercised and sold on the last day of its term for the appreciated stock price.

      These amounts are based on 5% and 10% assumed rates of appreciation, as established by the SEC, are not intended to forecast future appreciation, if any, of our Common Stock. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock.

                                                                                    APPRECIATED    APPRECIATED
           OPTIONEE             DATE OF GRANT   NUMBER OF SHARES   EXERCISE PRICE   VALUE AT 5%    VALUE AT 10%
           --------             -------------   ----------------   --------------   -----------   --------------
Jonathan Malamud..............     12/8/99        1,600,000(2)         $1.25        $8,210,252     $10,884,080

---------------
(1) Assumes an initial stock price of $5.00 per share.

(2) These options shall only become exercisable in the event the Company raises at least $10,000,000 in this Offering or invests an additional $5,000,000 in Stampville above the "Stage One Investment," as such term is defined in the Stock Purchase Agreement. In such event, the options will be exercisable in increments of 20% per annum commencing two years after they initially become exercisable. The Malamud options will have a five year term commencing on the date the initial installment becomes exercisable.

                             EMPLOYMENT AGREEMENTS

CONSULTING AGREEMENT WITH MENDEL MOCHKIN

     The Company has entered into a Consulting Agreement with Mendel Mochkin pursuant to which the Company has agreed to compensate Mendel Mochkin with shares of the Company's stock, in part subject to the completion of all stages of the Company's investment in Stampville. The Company has issued 150,000 shares of its Common Stock to Mendel Mochkin and has agreed to issue up to an additional 350,000 shares of its Common Stock to Mendel Mochkin, if the Company raises no less than $10 million in this Offering or invests in or arranges for additional financing in Stampville in an amount such that the Company retains no less than 27.5% of the equity of Stampville (the "Additional Stampville Investment"). The exact amount of the additional shares of Common Stock it may issue to Mendel Mochkin will depend on the ultimate dollar amount of the Additional Stampville Investment. In addition, the Company has agreed to transfer to Mendel Mochkin the equity interests (without beneficial ownership) of up to one percent (1%) in Stampville. See "Business -- Acquisition of Equity Interest in Stampville." Mendel Mochkin is the brother of Levi Mochkin, a director and Chief Executive Officer of the Company.

CONSULTING AGREEMENT WITH PETTY CONSULTING, INC. FOR THE SERVICES OF ROBERT
PETTY

     On January 17, 2000, the Company entered into a one-year Consulting Agreement with Petty Consulting, Inc. pursuant to which Robert Petty agreed to provide consulting services with annual compensation payable to his consulting corporation in the amount of $12,000, to be paid in accordance with the Company's general compensation practices.

     Robert Petty was granted options to purchase up to a total of 1,450,000 shares of Common Stock ("Petty Options") upon the execution of the Consulting Agreement (the "Grant Date"). The Stock Options vest upon the occurrence of the following events (the "Vesting Date"), no Petty Options may vest after the termination of Robert Petty's employment or consulting arrangement with the
Company:

     1. Two Hundred Fifty Thousand (250,000) Petty Options shall vest upon the Company reaching a market capitalization of One Hundred Fifty Million Dollars ($150,000,000) for thirty (30) consecutive business days within three years of the Grant Date ("First Capitalization Option");

     2. Three Hundred Fifty Thousand (350,000) Petty Options shall vest upon the Corporation reaching a market capitalization of Three Hundred Million Dollars ($300,000,000) for sixty (60) consecutive business days within three years of the Grant Date ("Second Capitalization Option");

     3. One Hundred Seventy-Five Thousand (175,000) Petty Options shall vest upon the successful sale of equity securities of one of the Company's subsidiaries (other than Stampville) in an initial public offering through the means of a registration statement which has been declared effective by the SEC within three years of the Grant Date, or the sale of all or any portion of the shares or assets of such subsidiary for no less than $50,000,000 ("Subsidiary IPO Option");

     4. One Hundred Seventy-Five Thousand (175,000) Petty Options shall vest upon the successful sale of equity securities of Stampville in an initial public offering through the means of a registration statement which has been declared effective by the SEC within three years of the Grant Date ("Stampville IPO Option"); and

     5. Five Hundred Thousand (500,000) Petty Options shall vest upon the Company reaching a market capitalization of Seven Hundred Million Dollars ($700,000,000) for sixty (60) consecutive business days within three years of the Grant Date ("Third Capitalization Option").

     The term of the Petty Options is the lesser of (i) two years from the Vesting Date, (ii) five years from the Grant Date, or (iii) 30 days after the termination of Robert Petty's employment or consulting arrangement for the Company. The First Capitalization Option, the Second Capitalization Option, the Stampville IPO Option and the Subsidiary IPO Option, each have an exercise price of $1.00 per option share. The Third Capitalization Option has an exercise price of $2.00 per option share.

2000 STOCK OPTION PLAN

     The Company's board of directors have authorized the issuance of up to 1,650,000 shares of Common Stock in connection with the grant of Options pursuant to the Company's 2000 Stock Option Plan (the "2000 Stock Option Plan). The 2000 Stock Option Plan shall become effective on the effective date of the Registration Statement with respect to this Offering. Options may be granted under the Stock Option Plan to officers, directors, employees and consultants of the Company and its subsidiaries. To date the Company has not granted any options under the 2000 Stock Option Plan.

                            1999 PRIVATE PLACEMENTS

     In October 26, 1999, the Company consummated the sale, in a private placement, of 2,500,000 shares of Common Stock for $1.00 per share to Instanz, for which the Company received proceeds of $2,500,000. A portion of the proceeds from this sale was used to complete a portion of the Company's investment in Stampville. See "Certain Transactions" and "Business -- Acquisition of Equity Interest in Stampville."

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information with respect to the beneficial
ownership of the Company's Common Stock as of February   , 2000, and as adjusted
to reflect the sale of the shares of Common Stock offered under this Prospectus by: (1) each person who we know owns beneficially more than 5% of our Common Stock, (2) each of our directors individually, (3) each of our executive officers individually and (4) all of our executive officers and directors as a group.

     Unless otherwise indicated, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of Common Stock. Shares of Common Stock that an individual or group has the right to acquire
within 60 days of February   , 2000 pursuant to the exercise of options are
deemed to be outstanding for the purpose of computing the percentage ownership of such person or group, but are not deemed outstanding for the purpose of calculating the percentage owned by any other person listed.

Beneficial Ownership Of Common Stock

                                                      ASSUMES MINIMUM           ASSUMES MAXIMUM
                                                       SUBSCRIPTION              SUBSCRIPTION
                                                  -----------------------   -----------------------
                                                  NUMBER OF    PERCENTAGE   NUMBER OF    PERCENTAGE
              NAME OF SHAREHOLDER                 SHARES(1)     OF CLASS    SHARES(1)     OF CLASS
              -------------------                 ----------   ----------   ----------   ----------
Ledger Technologies Pty. Ltd.(2)
  Levi Mochkin(2)...............................   6,300,000     36.00%      6,300,000     29.51%
Instanz Nominees Pty. Ltd.(3)
  Helen Abeles(3)...............................   3,700,000     21.14%      3,200,000     14.99%
Riccalo Pty. Ltd.(4)
  Henry Herzog(4)...............................   2,000,000     11.43%      2,000,000      9.37%
Eurolink International Pty. Ltd.(5)
  Jonathan Herzog(5)............................   2,000,000     11.43%      2,000,000      9.37%
AtcorAus. Pty. Ltd.(6)
  Farrel Meltzer(6).............................     750,000      4.29%        750,000      3.51%
Tilbia Nominees Pty. Ltd.(7)
  Anthony Davis(7)..............................   1,600,000      7.49%      1,600,000      9.14%
Robert Petty(8).................................         -0-       -0-                       -0-
All Directors and Officers as a Group (7
  Persons)......................................  16,350,000     96.90%     15,850,000     93.43%

---------------
(1) Pursuant to the rules promulgated by the SEC, all shares underlying options
    which were exercisable on February   , 2000 or which become exercisable
    within 60 days, held by a described person are deemed to be "beneficially" owned. The SEC rules further require that every person who has or shares the power to vote or to dispose of shares of Common Stock are deemed to be the "beneficial" owner of all of the shares of Common Stock over which any such sole or shared power exists.

(2) Lisa Mochkin, spouse of Levi Mochkin, a director and Chief Executive Officer of the Company, is a director of Ledger Technologies Pty. Ltd. Levi Mochkin is an affiliate of Ledger Technologies Pty. Ltd. and may be deemed to be a beneficial owner of the shares held by Ledger Technologies Pty. Ltd. Lisa Mochkin is the daughter of Henry Herzog and the sister of Jonathan Herzog.

(3) Helen Abeles, a director, is an affiliate of Instanz. Ms. Abeles exercises shared investment and voting power over these shares and may be deemed to be a beneficial owner thereof.

(4) Henry Herzog, a director and President of the Company and father of Jonathan Herzog and father-in-law of Levi Mochkin, is a director of Riccalo Pty. Ltd. Mr. Herzog exercises shared investment and voting power over these shares and may be deemed to be a beneficial owner thereof.

(5) Jonathan Herzog, a director, Secretary and Chief Financial Officer of the Company and son of Henry Herzog, is a director of Eurolink International Pty. Ltd. Mr. Herzog exercises shared investment and voting power over these shares and may be deemed to be a beneficial owner thereof.

(6) Wendy Meltzer, spouse of Farrel Meltzer, a director of the Company, is a director of Atcor Aus. Pty. Ltd. Mr. Meltzer is an affiliate of Atcor Aus. Pty. Ltd. and may be deemed to be a beneficial owner of the shares held by Atcor Aus. Pty. Ltd.

(7) Tilbia Nominees Pty. Ltd. holds shares of Common Stock for Anthony Davis and his affiliates. Mr. Davis exercises shared investment and voting power over these shares and may be deemed to be the beneficial owner thereof.

(8) Does not include 1,450,000 shares subject to options granted to Robert Petty. For further information on the Petty Options. See "Compensation of Officers and Directors -- Employment Agreements -- Consulting Agreement with Petty Consulting Inc. for the Services of Robert Petty."

     The preceding table of beneficial ownership also does not include options to purchase 1,600,000 shares of the Company's Common Stock which have been granted to C. Jonathan Malamud. These shares will only become exercisable in the event the Company makes the Additional Payment of $5,000,000 to Stampville above the "Stage One Investment," as such term is defined in the Stock Purchase Agreement, or raises at least $10,000,000 in the Offering, and then only in installments commencing two years after such date.

                          DESCRIPTION OF CAPITAL STOCK

I.T. TECHNOLOGY

General

     The Company's Certificate of Incorporation authorizes the Company to issue one hundred million (100,000,000) shares of Common Stock and twenty-five million (25,000,000) shares of preferred stock. The board of directors has the authority to divide the preferred stock into one or more series and has broad authority to determine the relative rights and preferences of the shares within each series, including voting rights. Prior to this Offering, the board of directors has authorized the issuance of up to 16,500,000 shares of Common Stock in accordance with the holdings specified in the chart above. See "Principal Shareholders." The board of directors has also authorized the issuance of (i) up to 350,000 shares of Common Stock to Mendel Mochkin, in consideration of services rendered in connection with the Stampville acquisition; (ii) up to 1,600,000 shares relating to options granted to C. Jonathan Malamud; (iii) up to 1,450,000 shares relating to options granted to Petty Consulting Inc.; (iv) up to 4,500,000 Shares pursuant to this Offering; and (v) up to 1,650,000 shares pursuant to the 2000 Stock Option Plan. No other shares of Common Stock will be issued prior to the issuance of the Common Stock in connection with this Offering.

Dividends

     Holders of Common Stock will be entitled to receive, when, as and if declared by the board of directors out of legally available funds, cash dividends. The Common Stock will not have priority as to dividends over any other series or class of the Company's stock that ranks senior as to dividends to the Common Stock.

Voting Rights

     Holders of Common Stock shall have the right to one vote per share upon all matters presented for the vote of holders of the Common Stock.

STAMPVILLE

     As of January 31, 2000, the capitalization of Stampville consists of 100,000 common shares, each with a par value of $0.01. As of the date of this Prospectus, 50,100 common shares are held by the Company, 16,634 shares are beneficially held by David Eli Popack and 33,266 shares beneficially by C. Jonathan Malamud. The Company's interest in Stampville is subject to reduction if it does not complete its planned investment in Stampville. See "Business -- Acquisition of Equity Interest in Stampville."

ANTI-TAKEOVER EFFECTS OF VARIOUS PROVISIONS OF DELAWARE LAW AND OUR CERTIFICATE OF INCORPORATION AND BYLAWS

     Upon the closing of this Offering, we will be subject to the provisions of
Section 203 of the Delaware General Corporation Law. Subject to specific exceptions, Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

     - the transaction in which such stockholder became an "interested stockholder" is approved by the board of directors prior to the date the "interested stockholder" attained that status;

     - upon consummation of the transaction that resulted in the stockholder becoming an "interested stockholder," the "interested stockholder" owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding those shares owned by persons who are directors and also officers); or

     - on or subsequent to the date, the "business combination" is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the "interested stockholder."

     "Business combinations" include mergers, acquisitions, asset sales and other transactions resulting in a financial benefit to the "interested stockholder." Subject to various exceptions, an "interested stockholder" is a person who, together with his or her affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock. The restrictions in this statute could prohibit or delay the accomplishment of mergers or other takeover or change-in-control attempts with respect to the Company and, therefore, may discourage attempts to acquire us.

     In addition, various provisions of our Certificate of Incorporation and Bylaws, which are summarized in the following paragraphs, may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Cumulative Voting

     Our Certificate of Incorporation expressly denies stockholders the right to cumulate votes in the election of directors.

Stockholder Action; Special Meeting of Stockholders

     Our Certificate of Incorporation limits stockholder actions to resolutions passed at annual or special meetings of stockholders; it prohibits stockholders the from acting by written consent. Additionally, our bylaws provides that special meetings of our stockholders may be called only by the board of directors or a committee of the board of directors which has been duly designated and authorized by the board of directors.

Limitations On Liability and Indemnification of Directors and Officers

     The Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' applicable duties. Our Certificate of Incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for actions taken as a director, except for liability:

     - for any breach of the director's duty of loyalty to us or our stockholders;

     - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     - under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; and

     - for any transaction from which the director derived an improper personal benefit.

     Our Certificate of Incorporation also includes the following provisions regarding indemnification of our directors and officers:

     - we must indemnify our directors and officers to the fullest extent permitted by Delaware law, subject to very limited exceptions;

     - we may indemnify our other employees and agents to the same extent that we indemnify our directors and officers; and

     - we must advance expenses, as incurred, to our directors and officers in connection with legal proceedings to the fullest extent permitted by Delaware law, subject to very limited exceptions.

     Prior to the closing of this Offering, the Company intends to supplement its existing directors' and officers' insurance to provide indemnification for certain securities matters. We believe that these indemnification provisions in our Certificate of Incorporation and insurance are necessary to attract and retain qualified directors and executive officers.

     The limitation of liability and indemnification provisions in our Certificate of Incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

     At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought. We are unaware of any threatened litigation that may result in claims for indemnification.

Authorized but Unissued Shares

     The authorized but unissued shares of Common Stock and preferred stock are available for future issuance without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

     The Delaware General Corporation Law provides generally that the affirmative vote of a majority in interest of the shares entitled to vote on any matter is required to amend a corporation's Certificate of Incorporation or Bylaws, unless a corporation's Certificate of Incorporation or Bylaws, as the case may be, requires a greater percentage. Following the Offering, our executive officers and directors on their own, as the beneficial owners of approximately 75% of the voting power of the outstanding Common Stock on a fully-diluted basis, will be able to cause us to amend our Certificate of Incorporation and Bylaws.

SELLING SHAREHOLDERS

     An aggregate of 500,000 Shares of Common Stock may be offered for resale by the following Selling Shareholders. These Shares of Common Stock include shares issued to the Selling Shareholder pursuant to a private placement of shares consummated on October 26, 1999.

     Except for the sale of 1,200,000 shares of Common Stock transferred by Ledger to Instanz in connection with Instanz's purchase of 2,500,000 shares of Common Stock from the Company on October 26, 1999, in a private placement and as set forth below, there are no material relationships between any of the Selling Shareholders and the Company or any of its predecessors or affiliates, nor have any such material relationships existed within the past three years.

                                                        NUMBER OF SHARES   AMOUNT OF SHARES   AMOUNT OF SHARES
                                    NUMBER OF SHARES    OF COMMON STOCK    OF COMMON STOCK    OF COMMON STOCK
                                    OF COMMON STOCK        COVERED BY       AFTER OFFERING     AFTER OFFERING
       SELLING SHAREHOLDER         BENEFICIALLY OWNED   THIS PROSPECTUS     (MINIMUM SOLD)     (MAXIMUM SOLD)
       -------------------         ------------------   ----------------   ----------------   ----------------
Instanz Nominee Pty. Ltd.(1).....      3,700,000            500,000           3,700,000          3,200,000

---------------
(1) Helen Abeles, a director, is an affiliate of Instanz. Ms. Abeles exercises shared investment and voting power over these shares and may be deemed to be a beneficial owner thereof.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for our Common Stock is American Stock Transfer and Trust Company. Its address is 40 Wall, New York, NY 10005, and its telephone number at that location is (212) 936-5100.

NASDAQ STOCK MARKET LISTING

     We have applied to have our Common Stock quoted on the NASDAQ SmallCap
Market under the trading symbol "               ."

REGISTRATION RIGHTS

     After this Offering, Instanz, currently the holder of 3,700,000 shares of Common Stock, will be entitled to registration rights to the extent that Instanz is unable to receive at least $2,500,000 from the sale of its Shares in this Offering. In such event, the Company has agreed to grant to Instanz registration rights to sell a sufficient amount of shares to cover such short fall (the "Unsold Shares"). In addition, Instanz may also require us to "piggy-back" or include its Unsold Shares in future registration statements that we file. Upon registration, the Unsold Shares will be freely tradable in the public market without restriction.

     If applicable, the registration period shall commence 120 days after the date the registration statement relating to this Prospectus becomes effective and will expire on the first to occur of three years from the effective date of this Offering or when Instanz is able to otherwise sell such amount of shares under Rule 144 promulgated under the Securities Act. Except for the Unsold Shares, until such registration right period terminates Instanz and all of the other 10% or greater holders of the Company's Common Stock and the Company's directors have agreed not to sell any other shares without the consent of the other 10% holders and directors.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of the Offering, we will have 21,000,000 shares of Common Stock outstanding assuming no exercise of the underwriters' over-allotment option or outstanding options. Of this amount, the 5,000,000 Shares offered by this Prospectus will be available for immediate sale in the public market as of the date of this Prospectus. Assuming all of the 500,000 Shares being offered for sale by Instanz in the Offering are sold, approximately 12,800,000 additional shares will be available for sale in the public market following the expiration of 180-day lock-up agreements with the representatives of our underwriters. All of such shares will be subject to compliance with the volume and other limitations of Rule 144.

                        APPROXIMATE SHARES       APPROXIMATE SHARES
 DAYS AFTER THE DATE   ELIGIBLE FOR FUTURE    ELIGIBLE FOR FUTURE SALE
 OF THIS PROSPECTUS    SALES (MAXIMUM SOLD)        (MINIMUM SOLD)                      COMMENT
 -------------------   --------------------   ------------------------   -----------------------------------
Upon Effectiveness...        5,000,000                1,000,000          Freely tradable shares sold in
                                                                         Offering
180 days.............       12,800,000               12,800,000          Lock-up released; shares saleable
                                                                         under Rule 144
[October 26, 2000]           3,200,000                3,700,000          Shares saleable under Rule 144

     In general, under Rule 144 as currently in effect, a person who has beneficially owned shares for at least one year is entitled to sell within any three-month period commencing 90 days after the date of this Prospectus a number of shares that does not exceed the greater of (a) 1% of the then outstanding shares of Common Stock (approximately 210,000 shares immediately after the Offering) or (b) the average weekly trading volume during the four calendar weeks preceding the sale, subject to the filing of a Form 144 with respect to the sale. A person who is not deemed to have been an affiliate of the Company at any time during the 90 days immediately preceding the sale and who has beneficially owned his or her shares for at least two years is entitled to sell these shares under Rule 144(k) without regard to the limitations described above. Persons deemed to be affiliates must always sell under Rule 144, even after the applicable holding periods have been satisfied.

     We are unable to estimate the number of shares that will be sold under Rule 144, since this will depend on the market price for our Common Stock, the personal circumstances of the sellers and other factors. Prior to the Offering, there has been no public market for the Common Stock, and there can be no assurance that a significant public market for the Common Stock will develop or be sustained after the Offering. Any future sale of substantial amounts of the Common Stock in the open market may adversely affect the market price of the Common Stock offered by this Prospectus.

     All of our shareholders have agreed that they will not sell any Common
Stock without the prior written consent of                for a period of 180
days from the date of this Prospectus. We have also agreed not to issue any
shares during the lock-up period without the consent of                except
that we may, without this consent, grant options and sell shares under our stock incentive and purchase plans although the shares may not be resold into the public market during the lock-up period.

     As of the effective date of this Offering, the Company has agreed to grant options to purchase an aggregate of 3,050,000 shares of Common Stock to C. Jonathan Malamud and Robert Petty. The board of directors has also approved the 2000 Stock Option Plan which provides for the issuance of options to purchase up to 1,650,000 shares of the Common Stock. We intend to file a registration statement on Form S-8 under the Securities Act shortly after the completion of the Offering to register 2,700,000 Shares which are issuable upon the exercise of options by Messrs. Malamud and Petty, plus 1,650,000 shares issuable under the 2000 Option Plan, which will permit the resale of these shares in the public market without restriction after the lock-up period expires.

     In addition, Instanz has both "demand" and "piggyback" registration rights, to the extent that the sale of the shares offered by it in this Offering does not generate proceeds to it of at least $2,500,000 with respect to a sufficient amount of shares necessary 500,000 Shares of Common Stock. See "Registration Rights". Registration of these securities under the Securities Act would result in these shares becoming freely tradable without restriction under the Securities Act provided their shares were not purchased by any of our affiliates.

                                  UNDERWRITING

     The underwriters named below, acting through their representatives,
               ,                ,                and                , have
severally agreed with us, subject to the terms and conditions of the underwriting agreement, to sell on our behalf on a "best effort basis" the number of shares of Common Stock indicated opposite their names below.

                                                               NUMBER
                        UNDERWRITERS                          OF SHARES
                        ------------                          ---------
Total.......................................................  5,000,000
                                                              =========

     We have been advised that the underwriters propose to offer the shares of Common Stock to the public at the public offering price located on the cover page of this Prospectus and to dealers at that price less a concession of not in
excess of $     per share, of which $          may be re-allowed to other
dealers. After the initial public offering, the public offering price, concession and reallowance to dealers may be reduced by the representatives. No reduction in this price will change the amount of proceeds to be received by us as indicated on the cover page of this Prospectus.

OVER-ALLOTMENT OPTION

     We have granted to the underwriters an option, exercisable during the 30-day period after the date of this Prospectus, to purchase up to additional shares of Common Stock at the same price per share as we will receive for the 5,000,000 Shares that the underwriters have agreed to purchase. To the extent that the underwriters exercise this option, each of the underwriters will have a firm commitment to purchase approximately the same percentage of additional shares that the number of shares of Common Stock to be purchased by it shown in the above table represents as a percentage of the 5,000,000 Shares offered by this Prospectus. If purchased, the additional shares will be sold by the underwriters on the same terms as those on which the 5,000,000 Shares are being sold. We will be obligated, under this option, to sell shares to the extent the option is exercised. The underwriters may exercise the option only to cover over-allotments made in connection with the sale of the 5,000,000 Shares of Common Stock offered by this Prospectus.

     The following table shows the per share and total underwriting discounts and commissions to be paid by us to the underwriters. This information is presented assuming either no exercise or full exercise by the underwriter of their over-allotment option.

                                                         PER SHARE    WITHOUT OPTION    WITH OPTION
                                                         ---------    --------------    -----------
Public offering price..................................   $--             $   --          $   --
Underwriting discounts and commissions.................   $--             $   --          $   --
Proceeds, before expenses, to us.......................   $--             $   --          $   --

     The expenses of the Offering are estimated at $          and are payable
entirely by us.                expects to deliver the shares of Common Stock to
purchasers on             , 2000.

Indemnity

     The underwriting agreement contains covenants of indemnity among the underwriters and us against certain civil liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representation and warranties contained in the underwriting agreement.

Future Sales

     Each of our executive officers, directors and other significant stockholders of record has agreed with the representatives, for a period of 180 days after the date of this Prospectus, not to offer to sell, contract to sell or otherwise sell, dispose of, loan, pledge or grant any rights with respect to any shares of Common

Stock, any options or warrants to purchase any shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock owned as of the date of this Prospectus or acquired directly from us by these holders or with respect to which they have or may acquire the power of disposition, without
the prior written consent of                . However,                may, in
its sole discretion and at any time without notice, release all or any portion of the securities subject to lock-up agreements. There are no agreements between the representatives and any of our stockholders providing consent by the representatives to the sale of shares prior to the expiration of the 180-day lock-up period. In addition, we have generally agreed that, during the 180-day lock-up period, we will not, without the prior written consent of
               , (a) consent to the disposition of any shares held by stockholders prior to the expiration of the 180-day lock-up period or (b) issue, sell, contract to sell or otherwise dispose of, any shares of Common Stock, any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exercisable for or exchangeable for shares of Common Stock, other than our sale of shares in the Offering, our issuance of Common Stock upon the exercise of currently outstanding options and warrants, and our issuance of incentive awards under our stock incentive plans. See "Shares Eligible for Future Sale."

Directed Shares

     We have requested that the underwriters reserve up to
percent of the Shares of Common Stock for sale at the initial public offering price to directors, officers, employees and other individuals designated by the Company. All of our directors, executive officers and five percent (5%) or greater stockholders have received allocations in the directed share program.
The number of shares reserved for these persons ranges from                to
               Shares.

     The underwriters do not intend to confirm sales to any accounts over which they exercise discretionary authority.

No Prior Public Market

     Prior to this Offering, there has been no public market for the Common Stock. Consequently, the initial public offering price for the Common Stock offered by this Prospectus has been determined through negotiations between us and the representatives. Among the factors considered in these negotiations were prevailing market conditions, our financial information, market valuations of other companies that we and the representatives believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

Stabilization

     The representatives have advised us that, under Regulation M under the Securities Exchange Act, some participants in the Offering may engage in transactions, including stabilizing bids, syndicate covering transactions or the imposition of penalty bids, that may have the effect of stabilizing or maintaining the market price of the Common Stock at a level above that which might otherwise prevail in the open market. A "stabilizing bid" is a bid for or the purchase of the Common Stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the Common Stock. A "syndicate covering transaction" is the bid for or purchase of the Common Stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the Offering. A "penalty bid" is an arrangement permitting the representatives to reclaim the selling concession otherwise accruing to an underwriter or syndicate member in connection with the Offering if the Common Stock originally sold by the underwriter or syndicate member is purchased by the representatives in a syndicate covering transaction and has therefore not been effectively placed by the underwriter or syndicate member. The representatives have advised us that these transactions may be effected on the Nasdaq SmallCap Market or otherwise and, if commenced, may be discontinued at any time.

                                 LEGAL MATTERS

     The validity of the shares of Common Stock offered by this Prospectus will be passed upon for us by Jeffer, Mangels, Butler & Marmaro LLP, Los Angeles, California.

                                    EXPERTS

     The financial statements of the Company and Stampville as of September 30, 1999, have been included herein and in the registration statement in reliance upon the report of Grant Thornton LLP, independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a Registration Statement on Form SB-2, including exhibits, schedules and amendments to that registration statement, under the Securities Act with respect to the shares of Common Stock to be sold in this Offering. This Prospectus does not contain all the information included in our Registration Statement. For further information with respect to us and the shares of Common Stock to be sold in this Offering, we refer you to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance we refer you to the copy of that contract, agreement or other document to the extent filed as an exhibit to the Registration Statement.

     You may read and copy all or any portion of the Registration Statement or any other information we file at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Securities and Exchange Commission. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. Our Securities and Exchange Commission filings, including the Registration Statement, are also available to you over the Internet on the Securities and Exchange Commission's web site located at http://www.sec.gov. As a result of this Offering, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance with the Exchange Act, we will file periodic reports, proxy statements and other information with the Securities and Exchange Commission. Upon approval of the Common Stock for quotation on the Nasdaq SmallCap Market those reports, proxy statements and other information may also be inspected at the offices of [Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006. We intend to furnish our stockholders with annual reports containing audited financial statements and with quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

February 11, 2000
IT Tech FS99

                 CONSOLIDATED FINANCIAL STATEMENTS AND REPORT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                              I.T. TECHNOLOGY, INC.
                        (a development stage enterprise)

                               September 30, 1999

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
I.T. Technology, Inc.

We have audited the accompanying consolidated balance sheet of I.T. Technology, Inc. (the "Company") (a development stage enterprise) as of September 30, 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for the period from February 2, 1999 (inception) through September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the consolidated financial position of I.T. Technology, Inc. as of September 30, 1999, and the consolidated results of its operations and its consolidated cash flows for the period from February 2, 1999 (inception) through September 30, 1999, in conformity with generally accepted accounting principles.



Los Angeles, California
December 30, 1999 (except for Note H,
as to which the date is January 17, 2000)

                              I.T. Technology, Inc.
                        (a development stage enterprise)

                           CONSOLIDATED BALANCE SHEET

                               September 30, 1999

                                     ASSETS

CURRENT ASSET
    Cash                                                                 $   172,682
    Deferred offering costs                                                   59,147
                                                                         -----------

              Total current assets                                           231,829

PROPERTY AND EQUIPMENT, net                                                  643,938

INVESTMENT IN STAMPVILLE.COM INC                                             245,669
                                                                         -----------

              Total  assets                                              $ 1,121,436
                                                                         ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                                                     $    50,206
    Accrued expenses                                                          25,000
    Notes payable - current portion                                           65,300
                                                                         -----------

              Total current liabilities                                      140,506

NOTES PAYABLE, less current portion                                          457,098

STOCKHOLDERS' EQUITY
    Preferred stock, par value $.001; authorized 25,000,000 shares,
       no shares issued and outstanding                                            -
    Common stock, par value $.001; authorized 100,000,000 shares,
       issued and outstanding 14,000,000 shares                               14,000

    Additional paid-in-capital                                               617,540

    Deficit accumulated during the development stage                        (107,708)
                                                                         -----------

              Total stockholders' equity                                     523,832
                                                                         -----------

                                                                         $ 1,121,436
                                                                         ===========



         The accompanying notes are an integral part of this statement.

                              I.T. Technology, Inc.
                        (a development stage enterprise)

                      CONSOLIDATED STATEMENT OF OPERATIONS
      Period from February 2, 1999 (inception) through September 30, 1999




Income and (expenses)

    Foreign currency transaction gain           $     15,858

    Other income                                       3,760

    Legal and professional fees                      (67,336)

    Salaries                                         (25,000)

    Interest                                          (5,504)

    Travel and entertainment                          (3,783)

    Equity in loss of Stampville.com, Inc.            (4,331)

    Other expense                                    (21,372)
                                                ------------

                 NET LOSS                       $   (107,708)
                                                ============

Basic loss per common share                     $      (0.01)
                                                ============

Weighted average shares outstanding             $ 10,157,292
                                                ============



         The accompanying notes are an integral part of this statement.

                              I.T. Technology, Inc.
                        (a development stage enterprise)

              CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY Period from February 2, 1999 (inception) through September 30, 1999



                                                                                                        Deficit
                                                                                                       Accumulated
                                      Preferred Stock           Common Stock                           during the
                                      ---------------   --------------------------     Additional      development
                                      Shares   Amount     Shares            Amount   paid-in capital      stage           Total
                                      ------   ------   ---------------------------  ---------------   -----------     ----------
Balance at (inception)
    February 2, 1999                     --     $--            --       $       --    $       --       $       --      $       --

Issuance of  shares to
    founders for cash                    --      --     4,000,000            4,000        16,000               --          20,000

Issuance of  shares for cash, net
    of $27,210 issuance costs            --      --     9,850,000            9,850       594,190               --         604,040

Issuance of  shares for
    services                             --      --       150,000              150         7,350               --           7,500

Net loss                                 --      --            --               --            --         (107,708)       (107,708)
                                        ---     ---    ----------       ----------    ----------       ----------      ----------

Balance at September 30, 1999            --     $--    14,000,000       $   14,000    $  617,540       $ (107,708)     $  523,832
                                        ===     ===    ==========       ==========    ==========       ==========      ==========



         The accompanying notes are an integral part of this statement.

                              I.T. Technology, Inc.
                        (a development stage enterprise)

                CONSOLIDATED STATEMENT OF CASH FLOWS Period from
             February 2, 1999 (inception) through September 30, 1999


Increase (decrease) in cash:
Cash flows from operating activities:
    Net loss                                                                         $(107,708)
    Adjustments to reconcile net loss to net cash used in operating activities
       Depreciation and amortization                                                     7,170
       Equity in losses of Stampville.Com Inc.                                           4,331
       Increase in accounts payable                                                     50,206
       Increase in accrued expenses                                                     25,000
       Nonmonetary compensation                                                          7,500
                                                                                     ---------
                 Net cash flows used in operating activities                           (13,501)
                                                                                     ---------
Cash flows from investing activities:
    Investment in Stampville.Com Inc.                                                 (250,000)
    Purchase of property and equipment                                                (194,010)
                                                                                     ---------
              Net cash flows used in investing activities                             (444,010)
                                                                                     ---------
Cash flows from financing activities:
    Proceeds from short-term borrowing                                                  65,300
    Proceeds from issuance of common stock                                             624,040
    Increase in deferred offering costs                                                (59,147)
                                                                                     ---------
              Net cash flows provided by financing activities                          630,193
                                                                                     ---------
              Net increase in cash                                                     172,682

Cash at beginning of period                                                                 --
                                                                                     ---------
Cash at end of period                                                                $ 172,682
                                                                                     =========
Supplemental disclosures of noncash investing activities:

    Property acquired by issuance of note payable                                    $ 457,098
                                                                                     =========



         The accompanying notes are an integral part of this statement.

                              I.T. Technology, Inc.
                        (a development stage enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               September 30, 1999



NOTE A - COMPANY BACKGROUND AND BUSINESS PLAN

   I.T. Technology, Inc. ("ITT") was incorporated on February 2, 1999 to engage in businesses related to the Internet, e-commerce and technology ventures, directly and through the acquisition of equity ownership in Internet related and other technology companies. ITT has a wholly-owned subsidiary, I.T. Technology Pty. Ltd. (collectively referred to as the "Company"), which furthers its operations in Australia.

   The Company is in the development stage, and its efforts through September 30, 1999 have been principally devoted to organizational activities, raising capital, acquiring an equity interest in Stampville.Com Inc., acquiring executive offices in Australia and other development efforts. Management anticipates incurring substantial additional losses as it pursues its strategies. Additionally, the Company will require substantial capital to fund the development and operations of Stampville.Com Inc. (See Note D). Subsequent to September 30, 1999, the Company successfully completed a private placement of 2,500,000 shares of common stock for $2,500,000. The Company intends to meet further capital funding requirements through an initial public offering ("IPO"). The Company expects that the proceeds of the IPO will be sufficient to fund its activities and investments. There can be no assurance that the Company will be able to complete the offering, or make further investments in Stampville.Com Inc.


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   1.   Principles of Consolidation

   The consolidated financial statements include the accounts of ITT and its wholly-owned subsidiary. All material intercompany accounts and transactions have been eliminated.

   2.   Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                              I.T. Technology, Inc.
                        (a development stage enterprise)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                               September 30, 1999


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

   3.   Investment in Stampville.Com Inc.

   The investment in Stampville.Com Inc. consists of an equity interest and is accounted for using the equity method because management believes it has the ability to exercise significant influence over the financial and operating policies of Stampville.Com Inc.

   4.   Income Taxes

   Deferred income taxes are recorded using enacted tax laws and rates for the years in which the taxes are expected to be paid. Deferred income taxes are provided for when there is a temporary difference in recording such items for financial reporting and income tax reporting. The temporary differences that give rise to deferred tax assets primarily are depreciation and accrual to cash adjustments which were reduced by a like amount because of the uncertainty that the deferred tax assets will not be realized.

   5.   Foreign Currency

   The U.S. dollar is considered to be the functional currency of the subsidiary and transaction gains and losses are included in the determination of net loss for the period.

   6.   Year End

   The Company's fiscal year ends on December 31.

   7.   Comprehensive Income

   In June 1997, the FASB issued SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130, which is effective for fiscal periods beginning after December 15, 1997 and requires restatement of earlier periods presented, establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The impact of SFAS No. 130 is not significant to the consolidated financial statements.

   8.   Deferred Offering Costs

   Costs incurred in connection with the Company's private placement (which closed subsequent to September 30, 1999) and an anticipated public offering are deferred and will be charged against stockholders' equity upon successful completion of the respective offering. If either offering is not consummated, the related deferred offering costs will be charged to expense.

                              I.T. Technology, Inc.
                        (a development stage enterprise)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                               September 30, 1999



NOTE C - CAPITALIZATION

   1.   Preferred Stock

   The Company has authorized the issuance of 25,000,000 shares of preferred stock, par value $.001 per share. The board of directors of the Company has the right to create one or more series of preferred stock and to determine the rights, preferences and privileges of any such series.

   2.   Common Stock

   The Company issued 4,000,000 shares of Common Stock to the founders through controlled companies at a purchase price of $0.005 per share (aggregate of $20,000).

   The Company issued 10,000,000 shares of Common Stock to various companies that are affiliates of certain officers of the Company at a purchase price of between $0.05 and $0.125 per share (aggregate of $631,250), excluding stock offering costs of $27,120.


NOTE D - INVESTMENT IN STAMPVILLE.COM INC.

   The Company paid $250,000 cash to acquire approximately a 6% equity interest in the common stock of Stampville.Com Inc. (a New York corporation formed on April 14, 1999). Stampville.Com Inc. is newly formed to engage in the business of selling collectible stamps and other memorabilia on the Internet and on a wholesale basis to large chain stores and small businesses, and on a retail basis to the general public. Stampville.Com Inc. is a development stage enterprise and its activities through September 30, 1999 have been principally devoted to organizational and development activities. As of September 30, 1999, the assets of Stampville.Com Inc. consisted principally of $97,000 in cash and $52,000 in software development costs. Stampville.Com Inc. entered into an agreement dated December 1, 1999, with the Inter-Governmental Philatelic Corporation ("IGPC"), of which the president is a related party to certain officers of Stampville.Com Inc., whereby IGPC will provide stamp sheets as well as additional services, including website content, to Stampville.Com Inc.

   The agreement with IGPC has a term of three years with an automatic renewal to extend for an additional two years, unless terminated at the end of the initial term by either party. In addition, IGPC extended a line of credit not to exceed $2,000,000 to Stampville.Com Inc. for the purchase and shipping of stamps from IGPC. Amounts outstanding under the credit line are payable within 120 days from the date of such credit.

   Pursuant to the terms of a Stock Purchase Agreement, the Company had an option to acquire additional shares of Stampville.Com Inc. common stock at its sole discretion in various amounts

                              I.T. Technology, Inc.
                        (a development stage enterprise)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                               September 30, 1999



   NOTE D - INVESTMENT IN STAMPVILLE.COM INC. - Continued

up to an aggregate of $5,000,000 over the next three years. On December 8, 1999, the Company amended the Stock Purchase Agreement to accelerate the payment terms contained in the original Stock Purchase Agreement, which would allow the Company to own 50.1 percent of Stampville.Com Inc.'s Common Stock. The amended agreement includes payment terms as follows:

   1. Cash payment of $500,000 ($250,000 of which has been paid prior to and $250,000 subsequent to September 30, 1999).

   2. Cash payment of $1,000,000 payable within 60 days from the date of the amended agreement (paid subsequent to September 30, 1999).

   3. Eight equal quarterly installments of $156,250 commencing upon the execution of the amended agreement.

   4. The Company agrees to use commercially reasonable efforts to make a further payment, or otherwise cause a party or parties designated by the Company to invest an additional $5,000,000 in Stampville.Com Inc. The additional payment is payable no later than twelve (12) months from the date of the amended agreement; or alternatively within 30 days following the closing of an initial public offering "IPO" by the Company, that raises a minimum amount of $10,000,000.

   If the Company fails to make or have made the further payment of $5,000,000 (as noted in point 4 above), its percentage of Common Stock owned would be reduced to no less than 27.5 percent, as defined in the agreement.

   In connection with the amended stock purchase, the Company granted to individuals nominated by the current shareholders of Stampville.Com Inc., other than the Company, options to purchase 1,600,000 shares of the Company's Common Stock at an exercise price equal to $1.25 per share. Upon completion of the additional $5,000,000 payment mentioned above, the options become exercisable commencing two years from the date of grant and then in increments of 20 percent per annum thereafter.

   In addition, the Company has entered into a shareholders agreement with Stampville.Com Inc. and its shareholders that, among other things, restricts the ability of the shareholders of Stampville.Com Inc. to transfer their interests; provides that at least one board of director of Stampville.Com Inc. be designated by the Company and requires that the Company-designated director approve of certain significant corporate transactions; and provides that at least one of the executive officers of Stampville.Com Inc. be an individual selected by the Company and that the Company representative have the right to approve certain corporate transactions. The Company's right to any preferential board and management representation will terminate at the earlier of the cancellation of the Stock Purchase Agreement or on June 18, 2002.

                              I.T. Technology, Inc.
                        (a development stage enterprise)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                               September 30, 1999



   NOTE D - INVESTMENT IN STAMPVILLE.COM INC. - Continued

   Stampville.Com Inc.'s continuance is dependent on its ability to obtain funds from the Company pursuant to the Stock Purchase Agreement and its continued agreement with IGPC. There can be no assurance that the Company or Stampville.Com Inc. will obtain the financing to develop or to sustain the operations of Stampville.Com Inc.

   The Company has entered into a consulting agreement with an affiliate which would provide services related to the Company's investment in Stampville.Com Inc. Pursuant to the agreement, the Company issued 150,000 shares of its common stock to the affiliate. As a result, the Company recorded compensation expense of $7,500. Upon the successful completion of an IPO which raises no less than $10,000,000 of net proceeds or the investment of no less than an additional $6,250,000 in Stampville.Com Inc., the Company will issue up to an additional 350,000 shares of its common stock to such affiliate. The Company's interest in Stampville.Com Inc. may be reduced by up to one percent (1%) pursuant to its consulting agreement with such affiliate if the Company consummates its 50.1 percent acquisition of Stampville.Com Inc.


NOTE E - NOTES PAYABLE

Long-term debt is as follows at September 30, 1999:


    Loan to purchase property on 34-36 Punt Road in Melbourne Australia, collateralized by the building and bearing interest at a rate of 7.25% per annum. The loan requires monthly payments of interest with the principal balance due in July 2001.  The loan is guaranteed by a shareholder of the Company. Pursuant to the terms of the purchase agreement, title to
    the property will transfer when the principal balance is paid in full.        $457,098

    Note payable to Daccar Pty Ltd., an affiliate of the
    Company, payable on demand and bearing interest at the
    National Australia Bank Ltd. bill rate plus 1.5%.  The note
    was repaid in November 1999.                                                    65,300
                                                                                 ----------
                                                                                   522,398

    Less - current portion                                                         (65,300)
                                                                                 ----------
                                                                                  $457,098
                                                                                 ==========

                              I.T. Technology, Inc.
                        (a development stage enterprise)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                               September 30, 1999



NOTE F - LOSS PER COMMON SHARE

   Basic loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding. Common stock equivalents were excluded from the diluted calculation, as they were antidilutive.

                                        Period from February 2, 1999 (inception)
                                                          through
                                                     September 30, 1999
                                       ----------------------------------------
                                                      Weighted-
                                                       Average        Per share
                                       Net loss         Shares          Amount
                                       --------       ---------       ----------
Basic loss per share
    Net loss available to common
       shareholders                    $107,708       10,157,292       $   0.01
                                       ========       ==========       ========
Diluted loss per share
    Net loss available to common
        shareholders                   $107,708       10,157,292           0.01
                                       ========       ==========       ========


NOTE G - CONCENTRATION OF CREDIT RISK

   As of September 30, 1999, the Company maintained primarily all of its cash in an Australian bank. Subsequent to September 30, 1999, the Company transferred primarily all of its cash to an American financial institution. The Company is exposed to credit loss for the amount of cash equivalents in the event of nonperformance by the financial institution, however; the Company has not experienced any losses in these accounts and believes it is not exposed to any significant credit risk on cash equivalents.


NOTE H - SUBSEQUENT EVENT

   On October 26, 1999, the Company completed a private placement of 2,500,000 shares of common stock for $1.00 per share net of offering costs of $59,600 in costs.

   On November 11, 1999, the Company repaid the Daccar Pty. Ltd. Note payable of $65,300 plus accrued interest of approximately $1,400.


   On January 17, 2000, the Company entered into a one-year consulting agreement with a Consultant to serve as its Vice President of Business Development.
   The Company will pay the Consultant $12,000 per year and has granted the Consultant 1,450,000 stock options to purchase its common stock at an exercise price of between $1.00 and $2.00. The options vest at various times upon the Company reaching certain levels of market capitalization of the occurrence of certain other events. The term of these options is the lesser of (i) two years from the vesting date, and (ii) five years from the grant date.

                       FINANCIAL STATEMENTS AND REPORT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                              STAMPVILLE.COM INC.
                               SEPTEMBER 30, 1999

                                    CONTENTS

                                                              PAGE
                                                              ----
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS..........  F-13
FINANCIAL STATEMENTS
  BALANCE SHEET.............................................  F-14
  STATEMENT OF OPERATIONS...................................  F-15
  STATEMENT OF STOCKHOLDERS' EQUITY.........................  F-16
  STATEMENT OF CASH FLOWS...................................  F-17
  NOTES TO FINANCIAL STATEMENTS.............................  F-18

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Stampville.Com Inc.

     We have audited the balance sheet of Stampville.Com Inc. (the "Company") (a development stage enterprise) as of September 30, 1999, and the related statements of operations, stockholders' equity, and cash flows for the period from April 14, 1999 (inception) through September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Stampville.Com Inc. as of September 30, 1999, and the results of its operations and its cash flows for the period from April 14, 1999 (inception) through September 30, 1999, in conformity with generally accepted accounting principles.

Los Angeles, California
December 30, 1999

                              STAMPVILLE.COM INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                 BALANCE SHEET
                               SEPTEMBER 30, 1999

                                     ASSETS

CURRENT ASSETS
  Cash......................................................  $ 97,279
  Other assets..............................................       487
                                                              --------
          Total current assets..............................    97,766
EQUIPMENT, net..............................................    17,643
CAPITALIZED SOFTWARE COSTS..................................    52,000
                                                              --------
          Total assets......................................  $167,409
                                                              ========

                 LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accrued expenses..........................................  $  4,035
STOCKHOLDERS' EQUITY
  Common stock, no par value; authorized 200 shares, issued
     and outstanding 160 shares.............................   250,000
  Deficit accumulated during the development stage..........   (86,626)
                                                              --------
          Total stockholders' equity........................   163,374
                                                              --------
                                                              $167,409
                                                              ========

         The accompanying notes are an integral part of this statement.

                              STAMPVILLE.COM INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENT OF OPERATIONS
       PERIOD FROM APRIL 14, 1999 (INCEPTION) THROUGH SEPTEMBER 30, 1999

Expenses
  Salaries..................................................  $52,361
  Legal and professional fees...............................   16,849
  Rent......................................................    5,000
  Travel and entertainment..................................    3,000
  Other.....................................................    9,416
                                                              -------
          NET LOSS..........................................  $86,626
                                                              =======

         The accompanying notes are an integral part of this statement.

                              STAMPVILLE.COM INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                       STATEMENT OF STOCKHOLDERS' EQUITY
       PERIOD FROM APRIL 14, 1999 (INCEPTION) THROUGH SEPTEMBER 30, 1999

                                                                               DEFICIT
                                                                             ACCUMULATED
                                                           COMMON STOCK      DURING THE
                                                         -----------------   DEVELOPMENT
                                                         SHARES    AMOUNT       STAGE       TOTAL
                                                         ------   --------   -----------   --------
Balance at (inception) April 14, 1999..................    --     $     --    $     --     $     --
Issuance of shares to founders.........................   150           --          --           --
Issuance of shares for cash............................    10      250,000          --      250,000
Net loss...............................................    --           --     (86,626)     (86,626)
                                                          ---     --------    --------     --------
Balance at September 30, 1999..........................   160     $250,000    $(86,626)    $163,374
                                                          ===     ========    ========     ========

         The accompanying notes are an integral part of this statement.

                              STAMPVILLE.COM INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENT OF CASH FLOWS
       PERIOD FROM APRIL 14, 1999 (INCEPTION) THROUGH SEPTEMBER 30, 1999

Increase (decrease) in cash:
Cash flows from operating activities:
  Net loss..................................................  $ (86,626)
  Adjustments to reconcile net loss to net cash used in
     operating activities
     Depreciation and amortization..........................      2,023
     Increase in other assets...............................       (487)
     Increase in capitalized software costs.................    (52,000)
     Increase in accrued expenses...........................      4,035
                                                              ---------
          Net cash flows used in operating activities.......   (133,055)
                                                              ---------
Cash flows from investing activities:
  Purchase of equipment -- net cash flows used in
     investing activities...................................    (19,666)
                                                              ---------
Cash flows from financing activities:
  Proceeds from issuance of common stock -- net cash flows
     provided by financing activities.......................    250,000
                                                              ---------
          Net increase in cash..............................     97,279
Cash at beginning of period.................................         --
                                                              ---------
Cash at end of period.......................................  $  97,279
                                                              =========

         The accompanying notes are an integral part of this statement.

                              STAMPVILLE.COM INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1999

NOTE A -- DESCRIPTION OF BUSINESS

     Stampville.Com Inc. (the "Company") was incorporated on April 14, 1999 to engage in the business of selling collectible stamps and other memorabilia on the Internet and on a wholesale basis to large chain stores and small businesses, and on a retail basis to the general public and collectors.

     On July 18, 1999, I.T. Technology, Inc. ("ITT") entered into an agreement to purchase an equity interest of 25% in the Company in exchange for payment of up to $5,000,000, payable in installments. On December 8, 1999, the agreement was amended to enable ITT to accelerate and increase the payments up to $7,750,000 in exchange for an immediate 50.1 percent of the Company's common stock. If ITT fails to make the payments in full, its ownership would be reduced to the lesser of 1) 27.5 percent of the Company's common stock, or 2) the total invested by ITT pursuant to the purchase agreement divided by $100,000.

     The Company also entered into a Shareholders Agreement (the "Shareholders Agreement") with ITT. The Shareholders Agreement, among other things, restricts the ability of the shareholders of the Company to transfer their interests and grants a right of first refusal with respect to any potential sale of shares of the Company. In addition, pursuant to the amended agreement, ITT is entitled to appoint one-half of the members of the board of directors of the Company. ITT is also entitled to designate an individual to serve as the chief operating officer, or such other position as the board of directors of the Company may designate. Under any circumstances, ITT's right to any preferential board and management representation will terminate at the earlier of the cancellation of the Stock Purchase Agreement or on June 18, 2002.

     The Company is in the development stage, and its efforts through September 30, 1999 have been principally devoted to the organizational activities. As a result, the Company has experienced operating losses since its inception. To finance its strategic plans and development, the Company is highly dependent on ITT's ability to render the accelerated payment. Subsequent to September 30, 1999, in connection with the stock agreement, the Company received $250,000. ITT intends to raise the additional required financing through an initial public offering. There can be no assurance that ITT will be successful with its offering, or that growth in the Company's revenue will begin or that the Company or ITT will be able to obtain additional financing to develop or sustain further investments in or operations of the Company.

NOTE B -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1. ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. INCOME TAXES

     Deferred income taxes are recorded using enacted tax laws and rates for the years in which the taxes are expected to be paid. Deferred income taxes are provided for when there is a temporary difference in recording such items for financial reporting and income tax reporting. The temporary differences that give rise to deferred tax assets primarily are depreciation and accrual to cash adjustments which were reduced by a like amount because of the uncertainty that the deferred tax asset will not be realized.

                              STAMPVILLE.COM INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               SEPTEMBER 30, 1999

NOTE B -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
3. YEAR END

     The Company's fiscal year ends on December 31.

4. CAPITALIZED SOFTWARE COSTS

     The Company has deferred and capitalized software cost related to its web site development. As of September 30, 1999, the website is still under development. Once the website is complete and has been placed in service, the capitalized cost will be amortized using the straight line method over the estimated useful life of two years.

NOTE C -- CAPITALIZATION

     The Company issued 150 shares of common stock to the founders at a nominal purchase price per share.

     Through September 1999, the Company issued 10 shares of common stock to ITT at an aggregate purchase price of $250,000.

NOTE D -- COMMITMENTS

     The Company has entered into a supplier's agreement on December 1, 1999 with the Inter-Governmental Philatelic Corporation ("IGPC"), of which the president is a related party to certain officers of the Company. IGPC, one of the world's largest suppliers and dealers of philatelic stamps, represents approximately seventy postal administrations throughout the world in matters relating to the design, production and marketing of their postage stamps. Pursuant to its agreement with the Company, IGPC has agreed to supply the Company with stamps at the lowest pricing structure available to other dealers and that IGPC makes available for public sale.

     The agreement with IGPC has a term of three years with an automatic renewal to extend for an additional two years unless terminated at the end of the initial term by either party. In addition, IGPC extended a line of credit not to exceed $2,000,000 to the Company for the purchase and shipping of stamps from IGPC. Amounts outstanding under the credit line are payable within 120 days from the date of such credit.

     The Company has also entered into an agreement with Dimension 11 to assist in the development of its web site including the implementation of an electronic ordering system for the stamp market. A total of $180,000 was committed to the first phase of this project of which $130,000 remains to be incurred.

                              STAMPVILLE.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               SEPTEMBER 30, 1999

NOTE E -- LEASES

     The Company leases office facilities and equipment under non-cancelable lease arrangements that expire at various dates through November 2001. Rental commitments for non-cancelable leases are payable as follows:

                   YEAR ENDING DECEMBER 31,
                   ------------------------
Three months to December 31, 1999..................  $ 6,000
2000...............................................   48,000
2001...............................................   44,000
                                                     -------
                                                     $98,000
                                                     =======

NOTE F -- SUBSEQUENT EVENTS

     Subsequent to September 30, 1999, the Company amended its certificate of incorporation to change and increase the capitalization from 200 shares without par to 100,000 shares with a $.01 par value.

------------------------------------------------------
------------------------------------------------------

PROSPECTIVE INVESTORS MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. NEITHER I.T. TECHNOLOGY, INC. NOR ANY UNDERWRITER HAS AUTHORIZED ANYONE TO PROVIDE PROSPECTIVE INVESTORS WITH DIFFERENT OR ADDITIONAL INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF THE DELIVERY OF THIS PROSPECTUS OR ANY SALE OF THESE SECURITIES.

NO ACTION IS BEING TAKEN IN ANY JURISDICTION OUTSIDE THE US TO PERMIT A PUBLIC OFFERING OF THE COMMON STOCK OR POSSESSION OR DISTRIBUTION OF THIS PROSPECTUS IN ANY OF THESE JURISDICTIONS. PERSONS WHO COME INTO POSSESSION OF THIS PROSPECTUS IN JURISDICTIONS OUTSIDE THE US AND CANADA ARE REQUIRED TO INFORM THEMSELVES ABOUT AND TO OBSERVE THE RESTRICTIONS OF THAT JURISDICTION RELATED TO THIS OFFERING AND THE DISTRIBUTION OF THIS PROSPECTUS.
                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Prospectus Summary....................    1
Risk Factors..........................    4
Use of Proceeds.......................   12
Dividend Policy.......................   12
Capitalization........................   13
Selected Financial Data...............   15
Dilution..............................   23
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   25
Business..............................   28
Management............................   38
Transactions with Management and
  Others..............................   43
Principal Stockholders................   45
Description of Capital Stock..........   47
Selling Shareholders..................   49
Registration Rights...................   50
Shares Eligible for Future Sale.......   51
Underwriting..........................   52
Legal Matters.........................   54
Experts...............................   54
Where You Can Find More Information...   54
Index to Financial Statements.........  F-1

                            ------------------------

DEALER PROSPECTUS DELIVERY OBLIGATION:

UNTIL             , 2000 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS THAT BUY, SELL OR TRADE THESE SHARES OF COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                                5,000,000 SHARES

                                     [LOGO]

                             I.T. TECHNOLOGY, INC.
                                  COMMON STOCK
                            ------------------------
                                   PROSPECTUS
                            ------------------------
                                           , 2000
------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table indicates the expenses to be incurred in connection with the Offering described in this Registration Statement, all of which will be paid by the Company. All amounts are estimates, other than the Securities and Exchange Commission registration fee, the National Association of Securities Dealers, Inc. fee and the [Nasdaq] listing fee.

Securities and Exchange Commission registration fee.........  $
National Association of Securities Dealers, Inc. fee........  $
[Nasdaq] listing fee........................................  $
Accounting fees and expenses................................  $
Legal fees and expenses.....................................  $
Director and officer insurance expenses.....................  $
Printing and engraving expenses.............................  $
Transfer agent and registrar fees and expenses..............  $
Blue Sky fees and expenses (including counsel fees).........  $
Miscellaneous expenses......................................  $
                                                              -------
          Total.............................................  $
                                                              =======

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Limitations on liability and indemnification of directors and officers. The Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' applicable duties. Our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for actions taken as a director, except for liability:

     - for any breach of the director's duty of loyalty to us or our stockholders;

     - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     - under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; and

     - for any transaction from which the director derived an improper personal benefit.

     Our certificate of incorporation also includes the following provisions regarding indemnification of our directors and officers:

     - we must indemnify our directors and officers to the fullest extent permitted by Delaware law, subject to very limited exceptions;

     - we may indemnify our other employees and agents to the same extent that we indemnify our directors and officers; and

     - we must advance expenses, as incurred, to our directors and officers in connection with legal proceedings to the fullest extent permitted by Delaware law, subject to very limited exceptions.

     Prior to the closing of this Offering, the Company intends to amend its existing directors' and officers' insurance to provide indemnification to certain securities matters. We believe that these indemnification provisions in our certificate of incorporation and insurance are necessary to attract and retain qualified directors and executive officers.

     The limitation of liability and indemnification provisions in our Certificate of Incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

     The Company's Certificate of Incorporation provides that the directors will not be liable to the Company or to any Stockholder for monetary damages for breach of fiduciary duty as a director, to the full extent that such limitation or elimination of liability is permitted under Delaware law.

     The Company's Bylaws provide that the Company will indemnify its directors and officers to the full extent permitted under Delaware law. Pursuant to the Bylaws and Delaware law, the Company will indemnify each director and officer against any liability incurred in connection with any action, suit, proceeding or investigation in which he or she may be involved by reason of serving in such capacity at the request of the Company.

     Each director and officer is also entitled to indemnification against costs and expenses (including attorneys' fees) incurred in defending or investigating any action, suit, proceeding or investigation in which he or she may be involved by reason of serving in such capacity at the request of the Company. The Bylaws authorize the Company to advance funds to a director or officer for such costs and expenses (including attorneys' fees) upon receipt of an undertaking in writing by such director or officer to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified. Notwithstanding the foregoing, no advance shall be made by the Company if a determination is reasonably and promptly made by the Board by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel, that based upon the facts known to the Board or counsel at the time such determination is made: (i) the director or officer acted in bad faith or deliberately breached his duty to the Company or its stockholders; and (ii) as a result of such actions by the director or officer, it is more likely than not that it will ultimately be determined that such director or officer is not entitled to indemnification.

     The indemnification and advancement of expenses provided by the Bylaws are not exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled under the Bylaws, any agreement or any vote of stockholders or disinterested directors or otherwise. The indemnification and advancement of expenses provided by the Bylaws continue as to a person who has ceased to be a director or officer and inure to the benefit of the heirs, executors and administrators of such a person.

     The Company has purchased a directors' and officers' liability insurance policy insuring directors and officers of the Company against any liability asserted against such person and incurred by such person in any such capacity, whether or not the Company would have the power to indemnify such person against such liability under the Bylaws.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) EXHIBITS

    EXHIBIT
    NUMBER                               DESCRIPTION
    -------                              -----------
       1.        Form of Underwriting Agreement.(*)
       2.        None.
       3.1       Certificate of Incorporation of the Company filed February
                 2, 1999.
       3.2       By-laws of the Company dated February 2, 1999.
       4.        Stock Certificate specimen of the Company.(*)
       5.        Opinion of Jeffer, Mangels, Butler & Marmaro LLP.(*)

    EXHIBIT
    NUMBER                               DESCRIPTION
    -------                              -----------
      10.1(a)    Stock Purchase Agreement between the Company and
                 Stampville.Com Inc. dated June 18, 1999.
      10.1(b)    Amendment to Stock Purchase Agreement between the Company
                 and Stampville.Com Inc. dated December 8, 1999.
      10.2       Real Property Purchase Agreement between Rococo Holdings
                 Pty. Ltd. And I.T. Technology Pty. Ltd. Dated July 7, 1999.
      10.3(a)    Lease Agreement between Stampville.Com Inc. and RDL Realty,
                 LLC dated June 18, 1999.
      10.3(b)    Rider to Lease Agreement between Stampville.Com Inc. and RDL
                 Realty, LLC dated November 28, 1999.
      10.4       Suppliers' Agreement between Stampville.Com Inc. and Inter
                 Governmental Philatelic Corporation dated December 1, 1999.
      10.5(a)    Consulting Agreement between Robert Petty and the Company
                 dated January 17, 2000.
      10.5(b)    Consulting Agreement between Robert Petty and Stampville.Com
                 Inc. dated January 10, 2000.
      10.5(c)    Consulting Agreement between Mendel Mochkin and the Company dated June 18, 1999.
      10.6(a)    Option Agreement between Robert Petty and I.T. Technology,
                 Inc. dated January 17, 2000.
      10.6(b)    Option Agreement between C. Jonathan Malamud and the Company dated December 8, 1999.
      11.        Statement regarding computation of per share earnings.(*)
      23.1       Consent of Grant Thornton LLP.
      23.2       Consent of Grant Thornton LLP
      23.3       Consent of Jeffer, Mangels, Butler & Marmaro LLP (included as part of Exhibit 5).
      24.        Power of attorney (included on the Signature Page).
      27.        Financial Data Schedule.


---------------
(*) To be filed by amendment.

ITEM 17. UNDERTAKINGS.

           The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (? 230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate Offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the
                                      II-3
     securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

     Insofar as indemnification for liabilities arising from the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, Victoria, AUSTRALIA, on February 14, 2000.

                                          I.T. TECHNOLOGY, INC.

                                          By:       /s/ LEVI MOCHKIN
                                          --------------------------------------
                                                        Levi Mochkin
                                                Chairman of the Board, Chief
                                               Executive Officer and Director

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Levi Mochkin and Henry Herzog, or either of them, as his or her true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this Registration Statement, any Amendments thereto and any Registration Statement for the same Offering which is effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the date indicated.

                   SIGNATURE                                     TITLE                      DATE
                   ---------                                     -----                      ----
              /s/ HENRY HERZOG                                  Director              February 14, 2000
------------------------------------------------
                  Henry Herzog

              /s/ LEVI MOCHKIN                        Chief Executive Officer and     February 14, 2000
------------------------------------------------                Director
                  Levi Mochkin

             /s/ JONATHAN HERZOG                      Chief Financial Officer and     February 14, 2000
------------------------------------------------                Director
                Jonathan Herzog

             /s/ ANTHONY DAVIS                                  Director              February 14, 2000
------------------------------------------------
                 Anthony Davis

             /s/ FARREL MELTZER                                 Director              February 14, 2000
------------------------------------------------
                 Farrel Meltzer

              /s/ HELEN ABELES                                  Director              February 14, 2000
------------------------------------------------
                  Helen Abeles

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